Exhibit (r)(2)

HARBOURVEST

Global Code of Ethics

May 2026

HarbourVest Partners | Confidential

Table of Contents

Table of Contents		2

I.	Introduction	3

II.	Escalating Ethical Concerns	8

III.	Reporting Requirements Relating to Personal Securities Transactions and Holdings	9

IV.	Other Requirements Relating to Personal Securities Transactions in Reportable Securities	13

V.	Insider Trading, Non-Public Information, and Market Abuse	24

VI.	Gifts & Entertainment and Travel	29

VII.	Charitable Contributions	37

VIII.	Outside Business Activities and Other Potential Conflicts of Interest	39

IX.	Political Contributions and Political Activities	45

X.	Administration and Enforcement of the Code	48

XI.	Appendices to the Code	52

XI.1	Appendix 1 – Definitions	52

XI.2	Appendix 2 – Personal Trading Rules Summary	66

XI.3	Appendix 3 – Gifts, Entertainment, Travel, and Charitable Contributions Policy Summary except Asia Pacific	69

XI.4	Appendix 4 – Guidelines for Staff Members and Their Family Members to Seek Preclearance to Transact in Shares of HPIF	70

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I.	Introduction

Through the years HarbourVest1 has worked diligently to earn its reputation for integrity and ethics. We expect all of those associated with HarbourVest to conduct business in accordance with high ethical standards and in compliance with all applicable laws, rules, regulations, and HarbourVest policies and procedures. HarbourVest has developed this Global Code of Ethics (“Code”) to promote both high standards of conduct and compliance with applicable laws and regulations.

All Staff Members are expected to behave in a manner consistent with HarbourVest’s fiduciary duty at all times, in particular, by placing the interests of Clients first. Staff Members should scrupulously avoid serving their own personal interests ahead of Clients’ interests in any decision relating to their personal investments. The Code is also designed to protect HarbourVest and its Clients by deterring misconduct and guarding against a violation of US federal securities laws and other applicable local laws and regulations. The Code adheres to Rule 204A-1 under the Investment Advisers Act of 1940, as amended (the “Advisers Act”).

Staff Members must read the Code and are expected to comply with both its letter and spirit. Staff Members’ personal securities transactions and other activities shall be conducted in a manner so as to avoid any actual or potential Conflict of Interest, or any abuse of their position of trust and responsibility.

Staff Members can also violate the Code by failing to Preclear certain activities, failing to file required reports, or by making inaccurate or misleading reports or statements concerning trading activity or securities accounts. Staff Members’ conduct can violate the Code even if the conduct does not harm any Client or the Firm.

Failure to comply with the Code may result in serious sanctions, including, but not limited to, trade cancellation, forced sale of securities, profit disgorgement, trading bans, monetary penalties or fines, reduction of compensation, dismissal, personal liability, and referral to law enforcement agencies or other regulatory agencies.

Any questions regarding the Code should be referred to the CCO or another member of the Compliance Office.

The Code should be read in conjunction with the Global Compliance Manual (“Compliance Manual”) and/or your local office’s Compliance Manual.

A.	Individuals Covered by the Code

The Code applies to all Staff Members. Staff Members, as defined in Appendix 1, include each employee, officer, member, non-independent director, and active senior adviser of HarbourVest, as well as other individuals that the CCO may designate from time-to-time. All Staff Members are considered “Access Persons”, as that term is defined in Rule 204A-1(e)(1) promulgated under the Advisers Act, though the CCO may determine on a case-by-case basis that certain non-employees, such as consultants, independent contractors or interns, will be exempted from specific requirements under this Code.

[1]	Capitalized terms used in this Code, which are not otherwise defined, have their meanings contained in Appendix 1 (Definitions).

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Many of the Code’s provisions also apply to the Family Members of Staff Members, as more fully described below.

For clarity, the Code applies to Staff Members who are on a leave of absence if they still have access to Firm systems, and for all Staff Members it applies when such a leave ends.

HarbourVest provides each new Staff Member with an electronic copy of this Code, along with any amendments. Additionally, the Code is available to all Staff on InnerHarbour.

Staff Members who, in connection with their duties at HarbourVest, become registered representatives of a broker-dealer are also subject to, and responsible for complying with, the policies and procedures of the applicable broker-dealer.

B.	Standards of Business Conduct

1.	Basic Principles and Elements of Fiduciary Duty

As an investment adviser, HarbourVest is a fiduciary to each of its Clients and must always act in the Client’s best interest. A fiduciary holds a legal or ethical relationship of trust and confidence with a person and is acting for and on behalf of that person. Fiduciary duty includes a duty of loyalty and a duty of care.

Consistent with our fiduciary duty, Staff Members are not permitted to:

•	Defraud any Client, or prospective client, in any manner;

•	Mislead any Client, or prospective client, including by making a false statement or a statement that omits material facts;

•	Engage in any act, practice, or course of conduct which operates or would operate as a fraud or deceit upon any Client, or prospective client; or

•	Engage in any manipulative practice with respect to any Client, or prospective client.

Moreover, Staff Members are expected to:

•	Conduct business fairly and honestly;

•	Report information accurately and truthfully; and

•	Treat others fairly and respectfully.

If you are in doubt about whether your actions may violate the Code, other HarbourVest policies, our fiduciary duty, or the law, do not make the decision alone. Instead, seek advice from Compliance.

2.	Comply with Laws, Regulations, and HarbourVest Policies and Procedures

Staff Members are expected to comply with all applicable US state and federal laws and regulations, as well as all applicable laws and regulations in locations where HarbourVest operates, markets, or invests. Staff Members are expected to know, understand, and

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follow these laws and regulations, as well as HarbourVest policies and procedures. Staff Members are also required to complete all applicable compliance certifications and mandatory training within the timeframes specified for doing so. Unless otherwise stated, all policies of HarbourVest Partners LLC apply to HarbourVest Registered Advisers, LP and Staff Members acting on behalf of HarbourVest Registered Advisers, LP. Staff Members should be aware that they may be held personally liable for any improper or illegal acts committed during the course of their employment.

3.	Avoid or Disclose Personal Interests that Might Result in Potential Conflicts of Interest

HarbourVest has a fiduciary duty towards Clients and must make decisions in their best interest. Compliance with this duty includes that Staff Members must try to avoid Conflicts of Interest and fully disclose all material facts concerning any conflict that arises with respect to any Client.

As described further in Section VIII of this Code, a “Conflict of Interest” is any activity, relationship, or other factor in which a person’s interests or the Firm’s interests may conflict with applicable fiduciary duties to Clients or the Firm.

It is the obligation of each Staff Member to be cognizant of any actual or potential Conflicts of Interest, or even the appearance of a Conflict of Interest, with respect to their activities, interests, or associations outside the Firm. The appearance of a Conflict of Interest may be just as harmful to HarbourVest’s reputation as an actual conflict.

Staff Members are required to disclose to Compliance any personal interest or affiliation that might present a Conflict of Interest or harm the reputation of HarbourVest.

Please refer to the Outside Business Activities and Other Potential Conflicts of Interest section of this Code for additional information and requirements relating to Conflicts of Interest.

4.	Protect Confidential Information

Confidential information is any information obtained by HarbourVest or a Staff Member from a Client or any third party in which there is an expectation and/or contractual obligation that such information will remain confidential. Confidential information also includes any information generated by HarbourVest during the normal course of business. Staff Members should assume all business information generated or acquired in connection with their responsibilities at HarbourVest is confidential unless it is already in the public domain. Confidential information may be used only for the business purposes for which it was intended and not for any other purpose. Confidential information must remain confidential until the information enters the public domain through no action by the Staff Member or until agreed upon with the Client or third party.

No Staff Member may disclose to or share with any third party any confidential or proprietary information concerning HarbourVest, its businesses, services, practices, Clients, prospects, customers, financial condition, vendors, or service providers, nor concerning the HarbourVest-Managed Funds or their prospects or customers, unless necessary in the proper performance of their duties, or required by law, or in accordance with HarbourVest policy and procedures. Staff Members have additional responsibilities with respect to confidential information that is considered Material Non-Public Information, as further described below.

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Please refer to HarbourVest’s Privacy Policy, Information Technology Acceptable Use Policy, Written Information Security Policy and Global Media Policy for additional requirements relating to information protection.

Note: Nothing contained in the Code, or in any other HarbourVest policy, restricts the ability of any Staff Member to report matters to the SEC, or to take any other action in conformance with the SEC’s Whistleblower Rules under Section 21F of the 1934 Act, or any similar rules or regulations enforced by other regulatory agencies overseeing HarbourVest, its affiliates, and its business activities.

5.	Don’t Allow or Engage in Bribery, Corruption, or Money Laundering

Please refer to HarbourVest’s Anti-Bribery and Anti-Corruption Policy and Anti-Money Laundering and Sanctions Policy in the Firm’s Global Compliance Manual for additional information and requirements.

6.	Don’t Trade On or Otherwise Misuse Material Non-Public Information

Securities laws generally prohibit the trading of securities of an issuer while in possession of Material Non-Public Information regarding such issuer (also known as “Insider Trading”). Any person passing along Material Non-Public Information upon which a trade is based (i.e., “tipping”) may also be in violation of securities laws, even if the person that passed the information does not benefit personally.

Staff Members possessing Material Non-Public Information regarding any security or issuers of securities must inform Compliance that they are in possession of such information and must refrain from purchasing or selling securities of that issuer for any personal, or Client account and must refrain from disclosing the information to others until the information becomes public or is no longer considered material and has been removed from HarbourVest’s Restricted List.

Please refer to Section V of this Code for additional information and requirements relating to Material Non-Public Information and Insider Trading.

7.	Don’t Engage in Market Manipulation

Staff Members are prohibited from engaging in Market Manipulation, including intentionally creating or spreading false or misleading information, such as rumors, or engaging in other activity intended to affect securities prices or the financial condition of an issuer.

Please refer to Section V of this Code for additional information and requirements relating to Market Manipulation, and also consult your local office’s Compliance Manual for any additional obligations relating to market abuse, if applicable.

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8.	Make Responsible Choices Regarding Artificial Intelligence

Staff Members are expected to comply with the Firm’s policies and procedures with respect to the proper use of artificial intelligence and systems or tools that leverage artificial intelligence (collectively, “AI”). The foregoing standards of business conduct continue to apply in the context of AI and its use. In particular, and without limiting any other portion of the Code, Staff Members are required to adhere to the following with regard to the use of AI:

•	Ensure it is effective, reliable, and suitable for its intended use before using any AI or AI-powered app or tool;

•	Ensure its use will not allow or lead to fraud or market manipulation, nor non-compliance with any law, rule, or regulation;

•	Ensure any and all Firm data or information being used in or by the AI or tool is permitted to be used in this manner;

•

Ensure there are clear and effective controls, safeguards and human capabilities and oversight, for instance (1) to ensure the accuracy of any client or investor materials, and (2) to ensure the Firm is not breaching any privacy or data security policies; and

•	Ensure you comply with the Global Responsible Use of AI Policy, the Information Technology Acceptable Use Policy, and other Firm policies applicable to AI.

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II.	Escalating Ethical Concerns

Staff Members are required to promptly report any violation of the Code, by them or anyone else, whether actual or suspected, to the CCO or other member of the Compliance Department. It will be considered a violation of the Code for a Staff Member to fail to report a known violation or withhold relevant or material information concerning a known violation of the Code.

Staff Members should also escalate any concerns they have about potential breaches of other Firm policies or potential unethical conduct. All reports and escalations will be treated confidentially to the extent permitted by law, and investigated promptly and appropriately.

Reports of violations of the Code or other ethical concerns may be submitted to the CCO on an anonymous basis. Staff Members who wish to report a violation anonymously may do so using the Ethicspoint portal. (https://harbourvest.ethicspoint.com) If the CCO is involved in the violation or is unreachable, Staff Members may report a violation to the General Counsel or to the CEO.

Retaliation against any Staff Member who reports a violation in good faith is prohibited and constitutes a further violation of the Code. Furthermore, nothing contained in this Section of the Code, or in any other HarbourVest policy, restricts the ability of a Staff Member to report matters to the SEC, or to take any other action in conformance with the SEC’s Whistleblower Rules under Section 21F of the 1934 Act.

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III.	Reporting Requirements Relating to Personal Securities Transactions and Holdings

The requirements of this section apply to Reportable Accounts held by or for the benefit of Staff Members or their Family Members. References to “Staff Members” in this section generally apply to Family Members unless the context requires otherwise. (Please see Appendix 2 of this Code for a summary of the personal trading rules contained in Sections III and IV of this Code.)

A.	Initial Holdings Report and Certification

No later than 10 calendar days after a Staff Member joins HarbourVest or otherwise becomes covered by the Code, the Staff Member must submit an Initial Holdings Report and Certification in ComplySci that confirms that the Staff Member has received, read, understands, and agrees to comply with, the Code and discloses: (i) all Reportable Accounts, i.e., individual accounts held with brokers, dealers, banks, or equivalent institutions in which the Staff Member has a Beneficial Interest that hold, or have the capability of holding, any Reportable Securities; (ii) all holdings of Reportable Securities in those accounts; and (iii) all Reportable Securities held outside of securities trading accounts in which the Staff Member has a Beneficial Interest, such as physical certificates and Private Placements.

Staff Members do not need to disclose Exempt Accounts.

Staff Members must disclose the existence of Managed Accounts and must provide documentation sufficient to established that such account is fully managed by a third party adviser, as set forth in more detail below, but do not need to disclose the holdings in the Managed Accounts.

The information contained in the Initial Holdings Report and Certification must be current as of a date no more than 45 days prior to the date that the Staff Member joined the Firm or became an Access Person.

Staff Members are required to review any pre-populated information in the Initial Holdings Report Certification for accuracy and completeness and to certify accordingly. Additionally, new Staff Members are required to complete the Quarterly Transaction Report and Certification for the calendar quarter they joined HarbourVest.

B.	Quarterly Transaction Report and Certification

No later than 30 calendar days after each calendar quarter-end, all Staff Members must submit a Quarterly Transaction Report and Certification in ComplySci that certifies that they have reported all of their transactions in Reportable Securities in Reportable Accounts in which they have a Beneficial Interest during the previous calendar quarter. Shares acquired via Corporate Action (including but not limited to dividends, stock splits, tender offers, and spin-offs) need to be entered to ensure the holdings in ComplySci match those that appear on the statement.

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Staff Members are required to review and make required updates to pre-populated information in the Quarterly Transaction Report and Certification for accuracy and completeness and to certify accordingly.

This certification must be completed by all Staff Members, whether or not the Staff Member had any transactions during the calendar quarter, and regardless of whether their broker provides an electronic feed.

C.	Annual Holdings Report and Certification

At least once each twelve (12) month period on a date specified by Compliance, all Staff Members must submit an Annual Holdings Report and Certification in ComplySci that confirms they have received, read, understood, and have complied with, the Code and disclose: (i) all individual accounts held with brokers, dealers, or banks in which the Staff Member has a Beneficial Interest that hold, or have the capability of holding, Reportable Securities; (ii) all holdings of Reportable Securities in those accounts; and (iii) all Reportable Securities held outside of securities trading accounts in which the Staff Member has a Beneficial Interest, such as physical certificates and Private Placements.

Exempt Accounts do NOT need to be disclosed. Managed Accounts DO need to be disclosed, but the holdings do NOT.

The Annual Holdings Report and Certification must be submitted in ComplySci before the due date established by Compliance. The information contained in the Annual Holdings Report and Certification must be current as of a date no more than 45 calendar days prior to the date the Annual Holdings Report and Certification was submitted.

Staff Members are required to review any pre-populated information in the Annual Holdings Report and Certification for accuracy and completeness and to certify accordingly.

D.	Ad Hoc Reporting

1.	New Account Reporting. All Staff Members are required to disclose in ComplySci any new Reportable Account.

Staff Members must report new Reportable Accounts by the earliest of the following dates: (i) no later than 30 calendar days after the account is opened; or (ii) one (1) calendar day before trading in the new account.

Staff Members do not need to disclose Exempt Accounts.

2.

New Transaction Reporting. Each Staff Member (except in Singapore, see below) must enter into ComplySci all transaction information relating to a Reportable Security in a Reportable Account no later than 30 calendar days after each calendar quarter-end.

Staff Members in Singapore must enter transaction information relating to a Reportable Security no later than seven (7) calendar days from the transaction date.

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Note: If your broker provides ComplySci with an electronic feed, you do not need to manually enter a transaction into ComplySci unless your broker failed to feed the required information.

The following transactions do not need to be reported: (i) transactions in Managed Accounts; (ii) transactions in Exempt Securities; (iii) transactions in Exempt Accounts; (iv) the receipt of Options in an employer’s securities by an employee of that organization who is a Family Member received under a bona fide employee stock Option plan of an organization not affiliated with HarbourVest; and (v) transactions in certain specific cryptocurrencies exempted from reporting by the CCO.

E.	Ongoing Account Reporting

1.	Electronic Broker Feeds. Staff Members globally are required to turn on electronic feeds for all Reportable Accounts that are held with brokers that offer electronic feeds into ComplySci.

For Staff Members in the US, if the broker of a Reportable Account does not offer an electronic feed, the account must be migrated promptly to a broker that provides such feeds into ComplySci. A list of such brokers can be obtained from Compliance. This requirement does not apply to accounts held by Family Members.

For Staff Members outside the US, Staff Members are not required to migrate their Reportable Accounts to brokers that offer electronic feeds into ComplySci but are strongly encouraged to do so unless there is a specific reason for using a broker without this capability.

Electronic broker feeds are not required for Managed Accounts, 401(k) Plan accounts, and active employee stock option/purchase plan accounts offered by a Family Member’s employer for which an electronic feed is unavailable.

2.

Account Statements. If a Reportable Account does not supply an electronic feed into ComplySci, copies of all account statements (or holdings reports and transaction summaries originating from the broker, such as screenshots from the broker’s website) relating to the account must be uploaded to ComplySci (where such functionality is available) no less frequently than quarterly within 30 calendar days after the end of each calendar quarter. The account statements must reflect the holdings, transactions, and other activity in the account, if any.

Staff Members do not need to provide account statements for Exempt Accounts.

F.	Confidentiality of Records

Compliance will use its best efforts to assure the personal holdings information of Staff Members is treated confidentially. However, HarbourVest is required by law to review, retain, and, in certain circumstances, disclose documents containing personal holdings information. Therefore, such documents will be available for inspection by appropriate regulatory agencies, and by other parties within and outside HarbourVest, as necessary to evaluate compliance with the Code or other requirements applicable to the Firm.

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G.	Obligations Upon Any Termination of Employment

Upon a Staff Member no longer being employed by the Firm for any reason, Compliance will use reasonable efforts to turn off any electronic feeds that were established or arranged by Compliance to upload the Staff Member’s transaction information from applicable broker(s) directly into ComplySci. It is the Staff Member’s responsibility to turn off any feeds that are within the Staff Member’s control, such as those that required the Staff Member’s (or their advisor’s) involvement to initiate in the first place.

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IV.	Other Requirements Relating to Personal Securities Transactions in Reportable Securities

A.	Preclearance Requirement

1.

Standard Trade Requests. Staff Members must use the Preclearance function and submit a Trade Request in ComplySci before they or their Family Members execute any individual transaction in a Reportable Security in a Reportable Account (which terms do not include Exempt Securities and Exempt Accounts, as defined herein). This includes accounts and transactions of Staff Members or their Family Members; a Family Member can either submit a preclearance request themselves (where they have been granted proxy ComplySci access), or a Staff Member can submit a preclearance request on behalf of a Family Member.

Once the Preclearance request is submitted, ComplySci will either “Approve” or “Deny” the trading request. Generally, a denial indicates that the security currently could be on the Restricted List and/or was purchased in one of the Staff Members reportable accounts in the last 30 days.

Staff Members and Family Members are prohibited from executing a transaction in a Reportable Security before receiving an approval notification in ComplySci.

Staff Members engage in trading at their own risk.

Compliance has no obligation to disclose to a Staff Member the reason for the denial of any trade request. There is no expectation that Compliance will consider exception requests, assess an appeal, or overrule a trading denial in ComplySci. Any attempts to circumvent or manipulate the firm’s personal trading controls and policies will themselves be considered a Code violation.

Staff Members do not need to Preclear transactions in Managed Accounts, Exempt Accounts, or Exempt Securities.

2.

Trades in Initial Public Offerings and Private Placements. Except for Co-Investment Opportunities as described below, all IPO and Private Investment transactions by a Staff Member or their Family Member must be precleared in ComplySci via an IPO or Private Investment Preclearance Request, which must be submitted with sufficient time for Compliance to review it (typically at least three (3) business days prior to the desired transaction date), or it may be denied. Such Preclearance requests generally require that certain certifications relating to the IPO/Private Placement be made and that a copy of the Private Placement Memorandum and subscription agreement and/or other related offering documents be provided to Compliance. Investments in ICOs and pre-ICOs (e.g. Simple Agreement for Future Tokens, or “SAFTs”) are also subject to Preclearance.

Any “re-up” or follow-on investment of a previously approved Private Placement also requires Preclearance, with sufficient time for Compliance to review it (typically at least three (3) business days prior to the desired transaction date), or it may be denied.

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Staff Members (or Family Members) investing in a Private Placement are not required to Preclear any of the Private Placement’s underlying securities transactions, whether or not they are transactions in Reportable Securities.

If a Staff Member is involved in a decision of whether a HarbourVest Managed Fund should buy or sell a security that is the subject of a Private Placement for which the Staff Member was previously approved, then the decision by the HarbourVest Managed Fund to purchase or sell that security must be independently authorized by one or more separate Staff Members who have no personal interest in the security.

If a Staff Member has any doubt about whether a proposed transaction is a Private Placement or whether a Private Placement is documented appropriately in ComplySci, please contact Compliance.

At times, some eligible Staff Members may be offered the opportunity to invest/purchase directly into a privately-offered HarbourVest-Managed Fund that the Firm also offers to institutional investors by investing directly into the respective fund alongside all other limited partners and receiving the same economic terms as any other limited partner in the fund (each a “Co-Investment Opportunity”). Co-Investment Opportunities are strictly voluntary and available to interested and qualified Staff Members upon receipt of an applicable Firm communication. Because Compliance is involved in the process of enabling eligible Staff Members to participate, preclearance of Co-Investment Opportunity purchase transactions via ComplySci is not required.

3.

Options. Staff Members must preclear the purchase, sale and exercise of any Option transaction by them or their Family Members where a transaction in the Option’s underlying security would require preclearance under this Code. This includes Staff Members seeking to exercise stock options received from a previous employer. If the corresponding symbol for an Option is unavailable in ComplySci, Staff Members are asked to preclear the underlying security. If an Option expires without exercising, the Staff Member must preclear any subsequent sale or purchase of a new Option, including rollover Options.

Staff Members and their Family Members may not use Options trading, or any other form of derivatives trading, to bypass any provision of the Code of Ethics. Staff Members must consider the 30-day hold requirement (described in greater detail below in Section IV.G) when they or their Family Members engage in Options trading, and may not use Options trading (including short selling, etc.) to circumvent the 30-day hold requirement. If a Staff Member or Family Member violates the spirit or intention of the 30-day hold requirement via Options trading or any other form of trading (regardless of whether or not the Staff Member received an automated preclearance approval in ComplySci), this itself can be considered a Code violation.

Staff Members and their Family Members who buy an Option contract must submit a separate, second preclearance request prior to exercising their Option when the transaction is voluntary. Options transactions regarding a security that has been added to the Restricted List after the Option was precleared and approved, but before the Option is exercised, will subsequently be denied. Staff Members engage in Options trading at their own risk. Staff Members and Family Members have no automatic authorization to voluntarily exercise an Option based on an initial preclearance approval of the option contract.

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As indicated above, Staff Members are required to preclear stock options that a Family Member intends to exercise. If the Family Member is purchasing the security to hold it for a period of time, then a buy preclearance is required; if the transaction is a purchase and immediate sale for cash, then only a sell preclearance is required.

4.

Single-Stock ETFs. Staff Members must preclear any Single-Stock ETF transaction by them or their Family Members. To do so, Staff Members must submit a preclearance request in ComplySci for the security on which the Single-Stock ETF is based.

5.

Gifting Securities. If a Staff Member or their Family Member wishes to gift any security to a person or entity, and such gift would not constitute a Gift to a Business Partner, a Charitable Contribution or a Political Contribution under this Code, then such transaction must be Precleared via ComplySci by submitting a Trade Request (such gifts are considered “sales” even though no consideration is received). For the requirements and restrictions applicable to Gifts to a Business Partner, Charitable Contributions or Political Contributions, consult the applicable section of this Code.

B.	Length of Preclearance Request Trade Approval

Trade approval within ComplySci is effective until the earlier of: (a) its revocation; (b) the end of the next business day in the Staff Member’s local time zone (usually 4:00pm local time) after authorization is granted; (c) the moment the Staff Member learns that the information in the Preclearance request is not accurate; or (d) the moment the Staff Member learns that the approval is no longer permissible under the Code.

If the transaction is not placed within the trade approval period described above, then the authorization is no longer valid and the Staff Member must seek and obtain a new authorization before the transaction may be placed.

Limit orders that extend beyond the Preclearance request trade approval period are allowed only if the Staff Member continues to seek and obtains Preclearance in ComplySci through the date of execution of the limit order. If at any time the limit order is denied in ComplySci, the limit order must be cancelled by the Staff Member.

Writing Option transactions involving Reportable Securities are generally allowed even though the option might be exercised after the Preclearance request trade approval period since the timing of such exercise is not determined by the Staff Member. Conversely, Staff Members who buy options are required to preclear the transaction prior to purchasing the initial option and then again if they decide to exercise their rights outlined in the option contract.

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C.	Managed Accounts and Similar Strategies

1.

Managed Accounts Generally. Staff Members or their Family Members who open an account in which the Staff Member or Family Member has no direct or indirect influence or control regarding any transactions to be made in the account, and the adviser, broker, bank, trust company, or other manager (collectively, the “adviser”) will be making all investment decisions without informing the Staff Member or Family Member as to the transaction until after the transaction has been effected (often referred to as “discretionary accounts”), are not required to Preclear or report in ComplySci trades made by their adviser in that account, provided Compliance has reviewed and deemed the account to be a Managed Account.

If a Staff Member or Family Member shares discretion with an adviser, has veto authority over an adviser’s trade recommendations, or has any ability to effect trades in an account, the account will not be deemed a Managed Account.

In order for Compliance to deem an account a Managed Account, Compliance must obtain an acceptable written acknowledgment from the adviser that the Staff Member or Family Member has no direct or indirect influence or control regarding any transactions to be made in the relevant account. Compliance maintains a template letter that can be sent to advisers for this purpose.

At its discretion, Compliance may also require that Staff Members provide a copy of, or relevant excerpts from, the investment advisory agreement that the Staff Member or their Family Member has entered into with the adviser.

Annually, Staff Members will be required to certify the following in ComplySci for those accounts in which they have acknowledged that they had no direct or indirect influence or control:

•	The Staff Member or Family Member did not suggest that the adviser, broker, bank, trust company, or other manager make any particular purchases or sales of securities;

•	The Staff Member or Family Member did not direct the adviser, broker, bank, trust company, or other manager to make any particular purchases or sales of securities; and

•	The Staff Member or Family Member did not consult with the trustee or third-party discretionary manager as to the particular allocation of investments to be made.

Compliance may require Staff Members to obtain and provide periodically an updated acknowledgement from the relevant adviser that the Staff Member has had no influence or control regarding any transactions made in a Managed Account.

Staff Members are not required to Preclear or report in ComplySci transactions which occur in approved Managed Accounts.

However, Staff Members are required to provide regular account statements or an electronic feed into ComplySci for each approved Managed Account so that Compliance may periodically review any transactions and holdings that would have been reportable had the account been subject to the Code’s Preclearance and reporting requirements.

If at any time a Staff Member or Family Member begins to exercise any influence or control over a Managed Account, the Staff Member must immediately notify Compliance and begin to Preclear and report in ComplySci all required transactions in the account.

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2. Direct Indexing. Direct indexing refers to an investment strategy that involves buying the individual securities that make up a market index (or perhaps buying a subset of securities of or in different weighting than an index), rather than buying a single index-tracking mutual fund or ETF. With direct indexing, some investors may be able to exclude from the index certain stocks they don’t want to own, tilt their portfolio to favor certain companies or sectors, or screen out stocks based on their values. While some aspects of direct indexing resemble Managed Accounts, there are important differences and, accordingly, investing in a direct indexing strategy by a Staff Member or their Family Member must be Precleared with Compliance by completing the appropriate preclearance form in ComplySci. Once the strategy has been approved by Compliance, and assuming no changes are made to the strategy, Staff Members are not required to Preclear in ComplySci trades made by the adviser in that direct indexing account.

3. Margin Trading. Trading on margin is not prohibited under this Code. Securities transactions executed by a broker to satisfy applicable margin requirements, including liquidations or purchases of Reportable Securities, are not subject to the preclearance requirements or short-term trading restrictions in this Code, provided that upon request the Staff Member furnishes Compliance with written confirmation from the brokerage firm that (i) the transaction was effected to satisfy a margin call and (ii) the transaction was not initiated or requested by the Staff Member.

D.	Exemptions from Preclearance (but Transaction Reporting is Required)

Transactions by a Staff Member or Family Member in the following Reportable Securities do not require Preclearance but nevertheless must be reported (unless otherwise indicated):

1.	Exchange-Traded Funds and Exchange-Traded Notes. However, if an ETF is a Single-Stock ETF, it must be precleared before transacting.

2.

Direct obligations of a national government (i.e., any debt security directly issued or guaranteed as to principal or interest by the government), other than direct obligations of the U.S. government and certain securities issued by the UK government which are Exempt Securities, as described below.

3.	Non-affiliated Investment Companies and Collective Investment Trusts (Other than Exempt Securities)

4.	U.S. Municipal Securities

5.

Automatic Investment Plans. The initial transaction to establish or amend an Automatic Investment Plan requires Preclearance, but continuing transactions effected pursuant to a Compliance-approved Automatic Investment Plan do not require Preclearance. Requests for Preclearance of an Automatic Investment Plan must be submitted to the Compliance Department by email at Ethics@HarbourVest.com with sufficient detail to permit review and approval. Note, due to current system limitations, Compliance is unable to approve Automatic Investment Plans that entail transactions in Reportable Securities which are subject to Preclearance requirements under this Code.

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6.

Involuntary Transactions. Examples include stock dividends, dividend reinvestments, stock splits, reverse stock splits, mergers, consolidations, spin-offs, bond maturity and other similar corporate actions generally applicable to all holders of the same class of securities and sales of fractional shares.

7.

Certain Rights Issues. The receipt of rights issued by an issuer pro rata to all holders of a class of the issuer’s securities does not require Preclearance. However, the exercise or sale of such rights does require Preclearance.

8.	Derivative transactions when the underlying security is Preclearance exempt (e.g. Options on a mutual fund).

9.

Other Securities as Designated by Compliance. Transactions in certain other securities as may from time to time be designated in writing by Compliance on the grounds that the risk of abuse is minimal or non-existent.

E.	For Family Members: Certain Transactions in Employee Benefit, Stock, Stock Option, and Deferred Compensation Plans.

•

The purchase of an employer’s securities under a bona fide employee benefit, stock, or deferred compensation plan by a Family Member who is an employee of the organization offering the plan does not require Preclearance but must be reported and a copy of the plan must be provided to Compliance. Note that the sale of an employer’s securities requires both Preclearance and reporting.

•

The receipt of Options in an employer’s securities under a bona fide employee stock Option plan or deferred compensation plan by a Family Member who is an employee of the organization offering the plan does not require Preclearance or reporting.

•

The exercise of Options in an employer’s securities done under a bona fide employee stock Option plan or deferred compensation plan by a Family Member who is an employee of the organization offering the plan requires both Preclearance and reporting.

F.	Exemptions from Preclearance and Transaction Reporting

The following securities transactions are exempt from both the Preclearance and the reporting requirements under the Code:

1.	Exempt Securities. An Exempt Security means any of the following securities:

•	Direct obligations of the US government (i.e., any security directly issued or guaranteed as to principal or interest by the US, such as treasury securities)[2];

•	Securities issued by National Savings and Investments (“NS&I”), an executive agency of the Chancellor of the Exchequer of the UK (specifically UK government securities issued and sold directly to the public through NS&I) (This does not include securities issued by NS&I but purchased elsewhere);

[2]	Municipal securities do not fall into the category of “direct obligations of the US government” and are therefore not considered an Exempt Security.

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•	Bankers’ acceptances, bank certificates of deposit, commercial paper, and high-quality short-term debt obligations, including repurchase agreements;

•	Shares issued by money market funds;

•	Interests in Open-End Investment Companies (i.e. mutual funds), except that shares of or interests in ETFs are not Exempt Securities;

•	Interests in unit-linked life and pension products sold in the EEA, Switzerland and UK;

•	UCITS (i.e., mutual funds domiciled in the EEA, Switzerland and UK);

•	Foreign Currency Transactions;

•	Commodities (including Futures and Futures Contracts);

•	Exchange-Traded Commodities; and

•	Cryptocurrencies (provided they are not ICOs and pre-ICOs (e.g. Simple Agreement for Future Tokens “SAFTs”))

Please note that shares of HPIF, HGPS, and HVPE are Reportable Securities, not Exempt Securities. Similarly, any security that provides access to, interest in, or shares of HPIF, HGPC, or HVPE is not an Exempt Security.

Please consult with Compliance if you are uncertain whether a particular security is considered a Reportable Security or an Exempt Security.

2.	Exempt Accounts. An Exempt Account means any of the following accounts:

•	Mutual Fund-Only Accounts;

•	529 Plan;

•	HarbourVest-Managed Funds (with the exception that accounts holding HVPE, HGPS, or HPIF are not Exempt Accounts);

•	HarbourVest 401(k) Plan;

•	HarbourVest Pension Plan;

•	HarbourVest Health Savings Account;

•	Donor Advised Fund accounts where the donor irrevocably donates assets for charitable purposes and does not retain Investment Discretion over those assets; and

•	Any other account that is incapable of holding Reportable Securities (e.g. a cash savings account).

3.

Others. Transactions in other securities may from time to time be designated in writing by Compliance on the ground that the securities are analogous to securities that Rule 204A-1 under the Advisers Act exclude from the definition of “Reportable” Security.

G.	30-Day Holding Period Requirement

No Staff Member or Family Member may sell (or cover a short position in) a Reportable Security, excluding Open-End Investment Companies and ETFs (except Single-Stock ETFs), in which the Staff Member or Family Member has a Beneficial Interest within 30 calendar days of any purchase (or short sale) of the same Reportable Security. For clarity, if there has been more than one purchase of the security, the 30-day period starts on the date of last purchase of the security, not the date of a prior purchase.

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The 30-Day holding requirement does not apply to Exempt Securities.

Staff Members shall be aware that, for purposes of the Code, trading in Single-Stock ETFs and in Derivatives (such as Options and Structured Notes) is deemed to be equivalent to trading in the underlying security. Therefore, certain investment strategies may be difficult to implement, or may incur much greater risk, as a result of the 30-day holding requirement or potential changes to securities included on the Restricted List.

Staff Members are not required to Preclear a Derivative transaction when the underlying security is Preclearance exempt (e.g. Options on a mutual fund). Additionally, the 30-day holding period is not required when transacting in Derivatives where the underlying asset is Preclearance exempt.

H.	Prohibited Transactions

The following securities transactions, whether by a Staff Member or Family Member, are always prohibited and will not be authorized under any circumstances, unless otherwise indicated below:

1.

Securities on the Restricted List. Any transaction in a security on the Restricted List or that a Staff Member believes should be on the Restricted List that is not exempt from Preclearance (e.g., the security is held in a Managed Account) is prohibited. Absent approval by the CCO, no Staff Member may purchase or sell any security if the Staff Member knows that HarbourVest has a pending order to purchase or sell such security for a Client, or that such an order is imminent. A Portfolio Manager of HPIF may not buy or sell any security within seven calendar days before or after HPIF trades in the same or equivalent security.

Notwithstanding the foregoing, a hardship exception may be granted under very limited facts and circumstances and only with the prior written permission of the CCO. The CCO will consider the extent of the hardship or need, prior attempts to transact that were denied, the reason the security is on the Restricted List, and other matters on a case-by-case basis. Contact Compliance at Ethics@HarbourVest.com if you wish to pursue this exception.

2.	Material Non-Public Information. Any transaction in a security where the Staff Member possesses Material Non-Public Information regarding the security or the issuer of the security is prohibited.

3.	Market Manipulation. Transactions intended to raise, lower, or maintain the price of any security or to create a false appearance of active trading are prohibited.

4.

Unlawful or Prohibited Investment Company Transactions. Staff Members shall not knowingly participate in or facilitate late trading, market timing, or any other activity with respect to any Investment Company in violation of applicable law or the provisions of the fund’s disclosure documents.

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5.

Investment Clubs. Since each member of an Investment Club generally participates in the investment decision-making process, Staff Members and their Family Members are prohibited from participating in an Investment Club unless the Staff Member obtains prior written approval from Compliance.

6.

Prediction Markets. To avoid conflicts of interest and the misuse of information, Staff Members and their Family Members may not participate in Prediction Markets, event-based contracts, or similar arrangements where the event or contract’s value is tied to financial markets, securities or other financial instruments, issuers, corporate transactions, or investment-related outcomes. This restriction applies regardless of whether the activity is conducted directly or indirectly, and irrespective of whether MNPI (as defined in this Code) is involved.

7.

Other Transactions. Any other transaction deemed by the CCO to involve a Conflict of Interest, possible diversions of corporate opportunity, violation of law, or an appearance of impropriety, is prohibited.

I.	Trading in HarbourVest Global Private Equity Fund Limited (“HVPE”) Shares

HVPE is a Guernsey-incorporated Investment Company listed on the Main Market of the London Stock Exchange (HVPE:LN) and authorized as a closed-ended investment scheme in accordance with Section 8 of the Protection of Investors (Bailiwick of Guernsey) Law, 1987, as amended and rule 6.02 of the Authorized Closed-ended Investment Scheme Rules 2008. HVPE is managed by HarbourVest Advisers LP, an affiliate of HarbourVest Partners, LLC.

Staff Members and their Family Members are only permitted to trade in HVPE shares within ten (10) trading days after each HVPE NAV announcement. Each HVPE NAV announcement can be found on the HVPE website or on the HarbourVest SharePoint, InnerHarbour.

HVPE Holding Period Requirement: Staff Members and their Family Members are not permitted to sell HVPE shares within twelve (12) months of buying HVPE shares.

Each trade request by a Staff Member or their Family Member must be precleared via ComplySci. Preclearance must be submitted by selecting “HVPE” under the “Preclear” tab in ComplySci.

If the request to trade has been approved by Compliance via ComplySci, Staff Members and their Family Members have two (2) trading days to execute the approved trade. Once the trading window has lapsed, Staff Members and their Family Members must seek and obtain a new authorization from Compliance via ComplySci to trade the HVPE shares.

Restricted Periods Generally. Staff Members and their Family Members should be aware that HVPE may from time to time be subject to a blackout period (“Restricted Period”). Restricted Periods occur on a regular basis, as described below, and may also occur on an ad hoc basis at any time and may last for an extended period of time, as determined by HarbourVest in its discretion. For instance, a Restricted Period may be triggered before certain specific reports are issued to the public, or when sensitive information has been received by HarbourVest that could potentially impact the HVPE share price, or at other times.

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HVPE Regular Restricted Periods. A Staff Member and their Family Members may not trade in HVPE shares around the release of HVPE information to shareholders as follows:

Monthly:

•	Ten (10) trading days after the publication of the HVPE Monthly Update and continuing through the end of the trading day the HVPE Monthly Update is published.

Semi-Annually:

•

During the period beginning thirty (30) calendar days prior to the publication of the HVPE Semi-Annual Report and continuing through the end of the trading day the HVPE Semi-Annual Report is published.

Annually:

•

During the period beginning thirty (30) calendar days prior to the publication of the HVPE Preliminary Announcement of Annual Results (the “HVPE Annual Report) and continuing through the end of the trading day the HVPE Annual Report is published.

For any questions when trading in HVPE shares, please contact UK Compliance.

J.	Trading in HarbourVest Global Private Solutions (“HGPS”) Shares

HGPS is an open-ended fund, established in the form of an investment company with variable share capital (Société d’investissement à capital variable or “SICAV”) subject to Part II of the Luxembourg law of 17 December 2010 on undertakings for collective investment.

Please refer to the HGPS prospectus for further information.

Staff Members and their Family Members are permitted to trade (i.e. subscribe, redeem, convert and transfer their holdings) in HGPS shares subject to meeting all applicable regulatory requirements and conditions set forth in the HGPS prospectus and account opening form (altogether, the “Trading Requirements”).

Before trading in HGPS shares (directly or indirectly), Staff Members and their Family Members shall further comply with the following preclearance requirements:

1.	A preclearance request to trade in HGPS shares must be submitted via ComplySci. Preclearance must be submitted by selecting the “Preclear” tab within ComplySci, and then selecting “HGPS”;

2.

Staff Members and their Family Members will be required to (i) provide information requested by Compliance, (ii) complete an attestation as part of their ComplySci preclearance request, and (iii) provide, upon request, evidence of their compliance with the Trading Requirements, as applicable;

3.

If the relevant trade request has been approved by Compliance via ComplySci, Staff Members and their Family Members will only be able to execute the approved trade 90 calendar days after such approval has been granted; and

4.	Staff Members and their Family Members must submit binding trade documents by the next dealing deadline following the approval of the relevant trade requests.

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The above preclearance requirements apply to subscriptions, conversions, transfers and redemptions. If the trade request is not approved, the Staff Member and their Family Member must not submit their trade documents.

Staff Members and their Family Members should be aware that HGPS may from time to time be subject to a Blackout Period which may last for an extended period of time. A Blackout Period may be triggered, for instance, when sensitive information has been received by HarbourVest that could potentially impact the HGPS NAV. During such a Blackout Period, Staff Members and their Family Members are prohibited from trading in HGPS shares, unless pursuant to a previously approved exception, and such Staff Members and their Family Members may therefore be prohibited from initiating a new preclearance request and/or implementing an already-approved preclearance during such period.

Where applicable, any exception to the above procedure is subject to the discretion of the firm and must be approved by the CCO.

Staff Members and their Family Members are not permitted to conduct excessive or frequent trading in HGPS shares as it may present conflicts of interest (see Sections I.B. and III of this Code for further details on the Standards of Business Conduct). Failure to adhere to this requirement or the above preclearance requirement may result in disciplinary action, including but not limited to temporary or permanent prohibitions from trading in HGPS shares in the future.

K.	Trading in HPIF Shares is Governed by Guidelines Attached as Appendix 4.

All transactions in and trading of shares or other interests in HPIF by Staff Members and their Family Members must be precleared and are subject to and governed by the Guidelines for Staff Members and Their Family Members To Seek Preclearance to Transact in Shares of HPIF attached to this Code as Appendix 4, including the 90 calendar day waiting period. Please read Appendix 4 carefully before preclearing or making any initial or subsequent transaction, as the terms and requirements may change from time to time. For the avoidance of doubt (1) to the extent shares of HPIF are made available for Staff Members or Family Members, Staff Members are required to preclear all transactions in shares of HPIF by them or their Family Members according to the terms and requirements set forth in Appendix 4, and (2) shares of HPIF are Reportable Securities and any account holding HPIF shares is a Reportable Account.

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V.	Insider Trading, Non-Public Information, and Market Abuse

A.	Introduction

As a global company, HarbourVest and its Staff Members are subject to laws and regulations which make it unlawful for any person to trade or recommend trading in securities, including equity, debt and derivative instruments (collectively, referred to as “securities”), while in possession of Material Non-Public Information (“MNPI”) or to disseminate MNPI to others who are not authorized to receive such information (so-called “tipping”).

Staff Members are required to adhere to US Rule 10b-5 and European Union Market Abuse Regulation (No. 596/2014) and to the following policies when dealing with MNPI.

Definitions

1.	What is “Material Information”?

Generally, “Material Information” is defined as information for which there is a substantial likelihood that a reasonable investor would consider it important in making an investment decision, or information that is reasonably certain to have an effect on the price of securities. MNPI may also be known as Price Sensitive Information (“PSI”). Whether information is material may depend on the facts and circumstances.

2.	What is “Non-Public Information”?

Information is considered “non-public” until it has been made available to the investing public generally, without wrongful conduct by you and without favoring any special person or group. Unfortunately, the question of publicity is very fact-specific; there are no hard and fast rules.

The following are common examples of certain types of information that may constitute MNPI (this list is not exhaustive and does not necessarily indicate materiality):

•	Company provided earnings information, including periodic results, forecasts of future earnings or losses, or other earnings guidance;

•	Events regarding an issuer’s securities, such as declarations of stock splits and stock dividends, increases or decreases in dividends, defaults, calls, redemptions, or the offering of new securities;

•	A pending or proposed merger, acquisition, takeover, divestiture, tender offer, joint venture, or other purchase or sale of significant assets;

•	Significant changes in operations or senior management, including restructurings or reorganizations;

•	Impending bankruptcies or receiverships, financial liquidity problems, or extraordinary borrowings;

•	Grant or denial of significant governmental or regulatory approvals; and

•	Significant litigation (civil or criminal) or regulatory actions.

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Another category of information that could constitute MNPI is when a HarbourVest pool acquires exposure to a publicly traded company (e.g., via distribution of shares after IPO) and the GP or one of the other co-investors discloses its plans to sell (exit) a material part of its holdings of the company or acquire a material additional amount of shares. Please contact Compliance for guidance if such plans are disclosed to HarbourVest.

3.	Disclosure to or Receipt by HarbourVest of MNPI

Given the nature of HarbourVest’s business, MNPI is frequently provided or disclosed to HarbourVest personnel to assist in evaluating transactions for the Funds and for other purposes. How the MNPI is disclosed to HarbourVest and under what terms or conditions it is disclosed may differ from case to case, but the following are common methods (note this is not an exhaustive list):

•

Via a Wall Crossing: A “wall crossing” refers to disclosing MNPI to a limited number of investors (such as HarbourVest), often before a public announcement, to gauge interest in a potential securities offering. It’s a practice, particularly in investment banking, where information that is not yet public is shared with investors in a controlled environment to pre-market a deal. Any Staff Member who is invited to receive MNPI via a wall crossing should contact Compliance for guidance before receiving the MNPI.

•

Under a Non-Disclosure Agreement: Often in connection with MNPI, the disclosing party will require that HarbourVest sign an NDA before revealing the MNPI. Please follow existing Firm procedures regarding NDAs and be sure to adhere to the NDA once signed.

•

Inadvertent or Informal Disclosure: There could be scenarios where a third party decides to disclose MNPI to HarbourVest without an NDA or other written commitments of confidentiality, or discloses it without realizing that it had not already been disclosed to HarbourVest, or discloses it without knowing that it is MNPI. In these scenarios or other similar situations, it is important that HarbourVest promptly takes all the appropriate steps to treat the MNPI carefully and proceed according to Firm guidelines regardless of how the MNPI is disclosed.

B.	Policies and Procedures

Prohibitions Relating to the Use of MNPI or Confidential Information and Prohibitions Against Insider Trading and Other Improper Activity

No Staff Member may engage in Insider Trading or otherwise violate or authorize or allow any violation of these policies. The policies are as follows:

•	No Staff Member may trade, or help others to trade, any security for their personal benefit or the benefit of others, including HarbourVest, while in possession of MNPI regarding that security.

•

No Staff Member shall disclose MNPI to any person unless such disclosure is both authorized by Compliance and necessary to effectively carry out the project or transaction for which HarbourVest has been approached or engaged.

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•	No Staff Member shall engage in “tipping” or solicit or recommend, whether formally, informally, orally, or in writing, the purchase or sale of any security based on MNPI relevant to a security.

•	No Staff Member shall misappropriate confidential information held by HarbourVest in connection with the purchase or sale of securities or any other transaction for personal gain.

•	MNPI may only be used for the legitimate business purpose for which it was disclosed to HarbourVest and generally may not be used, by HarbourVest or by any Staff Member, for any other purpose.

•

Staff Members are prohibited from using MNPI or HarbourVest confidential information for any type of personal gain or advantage, including in connection with securities, investments, financial instruments, Prediction Markets, or similar platforms, forums, exchanges or tools.

What Do I Do If I Receive MNPI?

If a Staff Member believes they have come into possession of MNPI, they must keep the information confidential and immediately notify Compliance. If a Staff Member is unsure whether the information is MNPI, they must immediately notify Compliance.

Compliance will place the company (issuer) on a “Restricted List,” when applicable, in order to prohibit trading in any security of the company.

After notifying Compliance of your receipt of MNPI, the flow of MNPI must be restricted.

MNPI received in connection with a confidential, commercial transaction should only be disclosed within HarbourVest on a “need to know” basis, consistent with any contractual restrictions, and after approval from Legal or Compliance.

Some business areas within HarbourVest may have implemented guidelines or procedures for the appropriate handling and safeguarding of MNPI, and anyone to whom those guidelines or procedures apply must adhere to them.

If you believe that the MNPI you possess (i) is no longer material or (ii) has entered the public domain, consult with Compliance to determine appropriate next steps.

Penalties for Insider Trading

Staff Members who trade on or inappropriately communicate MNPI are not only in violation of HarbourVest policies but may also be involved in unlawful conduct. Penalties for trading on or tipping others to MNPI can be severe, both for the individuals involved and their employers. A person can be subject to penalties even if they do not personally benefit from the use of MNPI.

If MNPI was misused, HarbourVest, and the individuals involved, could face potentially substantial regulatory, civil and criminal sanctions, including mandated jail sentences, monetary fines, payment of profits made or losses avoided (“disgorgement”), potential loss of registration as an investment adviser, and possible liability under other statutes.

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C.	Maintenance of the Restricted List

HarbourVest maintains a confidential Restricted List of companies in whose securities Staff Members are prohibited from transacting.

1.	Additions to the Restricted List

The following categories of issuers may be added to the Restricted List, as appropriate:

•	Publicly traded companies held by a Client;

•	Companies for which HarbourVest has received MNPI or PSI;

•	Public companies for which HarbourVest has an ongoing Board seat or observer Board seat;

•	Public companies about which HarbourVest intends to receive non-public information pursuant to an executed confidentiality agreement;

•	Publicly traded funds, managers (e.g., GPs), or their affiliates with which HarbourVest invests or otherwise does business;

•	Publicly traded companies with whom HarbourVest Staff Members engage in expert network conversations; and

•	Other issuers, as determined by the Compliance Office based on facts and circumstances.

To add an issuer to the Restricted List, Staff Member should contact Compliance via MNPICompliance@HarbourVest.com and include the name of the issuer, an accurate ticker symbol, the project name, the deal size in monetary value, the name of the General Partner leading the deal, if in possession of confidential information, when the anticipated confidential information is expected to expire, from whom and under what circumstances the received information is believed to be confidential, and if HarbourVest is subject to express confidentiality restrictions with respect to the information.

2.	Removals from the Restricted List

Securities will remain on the Restricted List until Compliance can confirm that HarbourVest has been cleansed of MNPI, or the security does not present an MNPI risk; for example, because Compliance determines that the information has become public or is no longer material.

The addition and removal of securities from the Restricted List is subject to Compliance’s discretion and review.

D.	Prohibition Against Market Manipulation

Staff Members are prohibited from engaging in Market Manipulation, whether by intentionally creating or spreading false or misleading information, such as rumors, or engaging in improper trading activity intended to affect securities prices or the financial condition of an issuer.

“Market Manipulation” is generally defined as the act of artificially affecting the price of a security or otherwise influencing the behavior of the market for personal gain.

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A “rumor” is a false or misleading statement or a statement without a reasonable basis. A statement is considered to be a “rumor” if it is clearly an expression of an individual’s or firm’s opinion.

HarbourVest and its Staff Members may not profit by spreading rumors and must also avoid actions that appear to create profits by rumor spreading. If you have questions about whether a communication is proper, please consult with a member of Compliance before sending it.

E.	Expert Networks

Staff Members may not use any new and unapproved Expert Network without obtaining prior written approval from HarbourVest’s Compliance Office.

Compliance will perform a due diligence review before approving a new Expert Network for use by the Firm and will recommend and implement appropriate controls to mitigate risk, including risk presented by potential MNPI.

Before approving a conversation with an Expert Network specialist, Compliance will perform a review of the expert including whether the expert has worked at a company related to a target company or for any public company within the past 12 months. Staff Members are required to inform Compliance of, and allow Compliance to chaperone, conversations including but not limited to the following circumstances: (i) the expert has worked at a public company within the past 120 calendar days (or 6 months for Hong Kong and China public companies); (ii) the expert is a public official; and/or (iii) the expert currently works at a state-owned enterprise.

As noted above, if a Staff Member receives MNPI from an Expert Network specialist they must immediately notify HarbourVest’s Compliance Office, and HarbourVest’s Compliance Office shall add the relevant company to the Restricted List. Compliance will also notify the Expert Network that MNPI was received during the conversation.

F.	Reporting Suspicious Transactions

If you have reasonable grounds to suspect that a transaction might constitute actual or attempted insider trading or Market Manipulation, you must report it promptly to Compliance. Compliance will then investigate the case and, if necessary, make a report to the relevant authorities without undue delay.

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VI.	Gifts & Entertainment and Travel

For Staff Members in our Asia Pacific offices, please also refer to Asia G&E Supplement for additional information relating to Gifts, Entertainment, and Travel.

Staff Members who are registered representatives of a broker-dealer in connection with their duties at HarbourVest are also subject to the applicable broker-dealer’s limitations and preclearance requirements (if any) regarding gifts and entertainment. Please refer to the applicable broker-dealer’s policies and procedures for additional information.

A.	Introduction

This section of the Code addresses potential Conflicts of Interest that may arise when HarbourVest or its Staff Members receive or give Gifts, Entertainment (including Meals), or Travel from or to Business Partners.

A “Business Partner” includes any person or entity not affiliated with HarbourVest that does business with or seeks to do business with or on behalf of the Firm, such as a vendor, prospective vendor, customer or prospective customer of a HarbourVest-Managed Fund (including limited partners), consultant, general partner of a partnership or company, and those working on their behalf, including, but not limited to, investment or commercial banks, auditors, placement agents, brokers, lawyers, and accountants.

HarbourVest relies on the professional attitude and good judgment of its Staff Members to ensure that the Firm complies with this policy to the fullest extent possible. All situations that a Staff Member may encounter cannot possibly be addressed in Firm policies. If there are any questions as to the appropriateness of any Gift, Entertainment (including Meals), or Travel item, event, or activity, it is the responsibility of the Staff Member to seek guidance from Compliance (Ethics@harbourvest.com).

This policy also sets forth specific requirements relating to the provision of Gifts, Entertainment, and Travel to Public Officials. As a global company, HarbourVest, along with its Staff Members and third parties that act on its behalf, are required to comply with all applicable regulations governing bribery or improper payments made to Public Officials. These include the US FCPA, the UK Bribery Act, the Irish Criminal Justice (Corruption Offences) Act 2018, the Hong Kong Prevention of Bribery Ordinance, the PRC Criminal Law, the South Korea Improper Solicitation and Graft Act, Singapore Prevention of Corruption Act, the Japan Act on Prevention of Transfer of Criminal Proceeds and the Australia Criminal Code, and other applicable regulations.

B.	General

Staff Members are to be cognizant of the appearance of Gifts and Entertainment, especially from the perspective of our Clients, the investors in HarbourVest Managed Funds, or the press. Staff Members must not offer, give, or accept inappropriate Gifts, Entertainment, or other benefits to or from third parties, such as those that may be considered bribes, corruption, or violate sexual harassment or hostile workplace laws in the Staff Member’s local jurisdiction (e.g., adult entertainment or other entertainment/venues that would not be considered business appropriate).

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Moreover, Staff Members may not accept or give Gifts, Entertainment (including Meals), or Travel that do not have a legitimate business purpose or that exceed what is reasonable and customary under the circumstances of the business relationship.3

“Reasonable and customary” generally means something that is:

•	Appropriate under the circumstances;

•	Consistent with acceptable business practices in the applicable geographical location; and

•	Not lavish, extravagant, or excessive.

When a Staff Member believes special circumstances, such as customary business practices, justify an exception to the limits described below, and the exception would not otherwise be prohibited by local law, the request for an exception should be submitted in writing to Compliance via ComplySci by submitting a Gift & Entertainment Preclearance request.

The following general restrictions also apply:

•	Staff Members may not personally contribute to cover costs that would otherwise violate the value limits specified in this policy without prior approval from the CCO;

•	Staff Members may not attempt to circumvent specified limits by splitting costs amongst Staff Members;

•	Staff Members may not solicit a Gift or anything else of value (including Entertainment or Travel) from a Business Partner;

•	Staff Members may not knowingly provide Gifts, Entertainment, or Travel to any Business Partner that exceeds any limit(s) set by such Business Partner; and

•	Firm-sponsored events involving an ERISA Plan, Union Plan, or a Government Entity/Public Official also require pre-approval by Compliance or the CCO.

Plus-Ones: If a Staff Member wants to accept more than one invitation to an Entertainment event (e.g., for a Family Member or friend), the Staff Member must obtain Preclearance from the CCO via ComplySci by including the plus-one information in the Gift & Entertainment Preclearance request.

Family Members: Usual and customary Gifts (or Entertainment) given to or by Staff Members based on a family relationship (e.g., the Business Partner and Staff Member have a family relationship) and not a business relationship are permitted, provided that the family relationship has been disclosed to Compliance.

Staff Members should use reasonable judgment in estimating the retail (or resale) value of Gifts and Entertainment or ascertain their value from Business Partners. Any questions about appropriateness or valuation should be referred to Compliance.

[3]

For any giving of any Gift or Entertainment undertaken by a UK Staff Member, a non-monetary benefit to a Business Partner should be designed to enhance the quality of a service to a client. See COBS 2.3A.8 of the FCA Handbook for more information.

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The Gift & Entertainment rules within this Code do not apply to the exchange of gifts amongst Staff Members.

C.	Accepting Gifts, Entertainment (including Meals), and Travel

1.	Receipt of Gifts

a)	Limit

Staff Members may not accept Gifts, Entertainment (including Meals), Travel, or other things of material value in circumstances where it could influence their decision-making on behalf of the Firm, make the Staff Member feel beholden to a Business Partner, create the appearance of impropriety or preferential treatment, embarrass or harm the reputation of the Firm if disclosed publicly, or otherwise create a Conflict of Interest or impair HarbourVest’s ability to act honestly, fairly, and professionally in the best interests of its Clients.

Staff Members must decline or return to the donor any Gift or Gifts with a retail (or resale) value greater than USD 250 per calendar year received from the same donor/company unless Preclearance is obtained from the CCO via ComplySci.

Staff Members may never accept Gifts of cash, cash equivalents (e.g., a gift card or iTunes or Uber credits), securities, or fee-free investment opportunities from a Business Partner in any amount.

The types of items generally considered “Gifts” for purposes of this policy include, but are not limited to, the following:

•	Tangible items such as merchandise, products, wine, and other physical goods;

•	Monetary items such as cash, gift cards, loans, or discounts not available to the general public (but note the prohibitions above);

•	Free or reduced rate attendance at a conference;

•	Services such as free or reduced-rate training, use of property, or access to facilities; and

•	Hospitality such as tickets to sporting events, concerts, dinners, and parties where the Business Partner is not accompanying you.

The following items are not considered “Gifts” for purposes of receiving Gifts under this policy:

•	Usual and customary promotional items that are marked with a Business Partner’s logo; and

•	Food items shared with colleagues and consumed on the Firm’s premises (e.g., candy, cookies, and items of a like nature).

Receiving vs. Opening Gifts: In situations where it would be impossible or impractical to preclear the receipt of a Gift from a Business Partner (for example, a surprise gift at a large meeting), Staff Members should endeavor not to use or open the Gift until returning to the office and contacting Compliance to obtain clearance to keep it.

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If the CCO grants an exception allowing a Staff Member with investment decision-making responsibilities to accept, without reimbursement, a Gift from a third party related to a potential portfolio investment that exceeds the applicable limit specified above, the Gift must be disclosed to the chair of the relevant investment committee.

ERISA Plans: A Gift in any amount received from a Business Partner in connection with services rendered to an ERISA Plan may not be accepted unless Preclearance is obtained from the CCO via ComplySci.

b)	Reporting

All Gifts received from Business Partners that do not require Preclearance (see Preclearance thresholds above) must be reported in ComplySci within 30 calendar days from the date of receipt.

2.	Receipt of Entertainment (including Meals)

a)	Limit

Staff Members may not accept Entertainment with a retail value greater than USD 500 per person per occasion or USD 1,500 per calendar year from the same donor/company unless Preclearance is obtained from the CCO via ComplySci. The value of the Entertainment includes the value of any Meal provided with it.

If the Business Partner offering or giving the event or activity does not attend with the Staff Member, then the event or activity is considered a Gift (and the Gift rules, above, apply).

From time to time, Compliance may impose additional restrictions with respect to the receipt of certain Entertainment events, such as limiting the number of events a Staff Member may attend or prohibiting attendance at certain events.

ERISA Plans: Entertainment received from a Business Partner in connection with services rendered to an ERISA Plan may not be accepted unless Preclearance is obtained from the CCO via ComplySci.

b)	Reporting

All Entertainment received from Business Partners that do not require Preclearance (see Preclearance thresholds above) must be reported in ComplySci within 30 calendar days from the date of receipt.

3.	Receipt of Travel

a)	Limit

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“Travel” means any type of travel, accommodation, or lodging.

Travel should generally not be accepted from third parties, with the following limited exceptions:

•

A Staff Member travels for an Advisory Committee, Board of Directors, limited partners, or similar meeting with respect to which some or all of the Travel expenses of the participants are reimbursed by the portfolio company or the fund manager; or

•

A Staff Member attends a business meeting, Meal, or Entertainment event with a Business Partner and the Business Partner (who is not associated with an ERISA Plan) pays for local transportation related to the meeting or event (e.g., ride-share, shuttle van, taxi or car service from/to an airport, office, or hotel).

A Staff Member may not accept Travel outside these limited exceptions without obtaining Preclearance from the CCO via ComplySci by Submitting a Gift & Entertainment Preclearance Request “Add Travel (Receive).”

If Travel to or from an allowed event is by private plane, HarbourVest shall use commercially reasonable efforts to reimburse the provider up to the First Class or “Club” commercial cost equivalent.

D.	Providing Gifts, Entertainment (including Meals), and Travel

1.	Giving Gifts

a)	Limit

Staff Members may not give Gifts to a Business Partner with a retail value greater than USD 250 per person per calendar year to the same donor/company unless Preclearance is obtained from the CCO via ComplySci.

Staff Members may not give Gifts of cash, cash equivalents (e.g., a gift card or iTunes or Uber credits), securities, or fee-free investment opportunities to a Business Partner in any amount, with limited exceptions for Staff Members in South Korea and Japan, as noted below.

HarbourVest logo items: HarbourVest branded logo items valued at USD 50 or less given to a Business Partner do not need to be precleared or reported as a Gift. HarbourVest branded logo items valued at greater than USD 50 given to a Business Partner must be reported as a Gift, and must be Precleared in ComplySci if the aggregate value of the logo items given to any one Business Partner exceeds USD 250. Note, see Preclearance requirements below for when logo items will be given to a representative of an ERISA Plan, labor union or Union Plan, or Government Entity or Public Official.

ERISA Plans, Union Plans, Government Entities, and Public Officials: Gifts, including HarbourVest branded logo items, in any amount may not be provided to an official, employee, or other representative of an ERISA Plan, labor union or Union Plan, or Government Entity or Public Official without obtaining Preclearance from the CCO via ComplySci. For awareness, many ERISA plans, labor or Union Plans, and Government Entities/Public Officials have their own compliance policies and/or limits regarding receipt of Gifts. Please be mindful of such when considering whether to offer a Gift and if so in what amount.

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b)	Reporting

All Gifts provided to Business Partners that do not require Preclearance (see Preclearance thresholds above) must be reported in ComplySci or Concur, HarbourVest’s expense reporting system, within 30 calendar days from the date the Gift is given.

2.	Providing Entertainment (including Meals)

a)	Limit

Staff Members may not provide Entertainment to a Business Partner with a retail value greater than USD 500 per person per occasion or USD 1,500 per person per calendar year unless Preclearance is obtained from the CCO via ComplySci. The value of the Entertainment includes the value of any Meal provided with it.

For Asia Pacific, where the Business Partner is a Public Official, Asia Pacific Staff Members may not provide Entertainment (including meals) with value greater than USD 35 per person each occasion unless Preclearance is obtained from the Head of Office and from Compliance. (Note: the Preclearance threshold for Korean Staff Members providing Entertainment (including meals) to a Public Official is KRW50,000 per person, which is the local statutory limit prescribed under the Anti-Graft Law in Korea.)

If a Staff Member does not attend the event or activity with the Business Partner, then the event or activity is considered a Gift (and the Gift rules, above, apply).

ERISA Plans, Union Plans, Government Entities, and Public Officials: Entertainment may not be provided to an official, employee, or other representative of an ERISA Plan, labor union or Union Plan, or Government Entity or Public Official without obtaining Preclearance from the CCO via ComplySci. For awareness, many ERISA plans, labor or Union Plans, and Government Entities/Public Officials have their own compliance policies and/or limits regarding receipt of Entertainment (including Meals). Please be mindful of such when considering whether to offer Entertainment and if so in what amount.

b)	Reporting

All Entertainment provided to Business Partners that does not require Preclearance (see Preclearance thresholds above) must be reported in ComplySci or Concur, HarbourVest’s expense reporting system, within 30 calendar days from the date the Entertainment was provided.

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4.	Providing Travel

a)	Limit

Travel may not be provided to a Business Partner unless there is a business purpose and the Staff Member obtains Preclearance from Compliance via ComplySci. Approval is provided under exceptional circumstances; for example, in conjunction with due diligence visits by a Business Partner or prospective Business Partner, if such is customary in the context of the facts and circumstances.

The following is an exception to this requirement:

•	A Staff Member is at a business meeting or Entertainment event with a Business Partner and the Staff Member pays for local transportation related to the meeting or event.

Note: Travel, even local transportation, provided to an official, employee, or other representative of an ERISA Plan, labor union or Union Plan, or Government Entity is prohibited unless Preclearance is obtained from the CCO via ComplySci.

b)	Reporting

All Travel provided to Business Partners must be reported in ComplySci or Concur, HarbourVest’s expense reporting system, within 30 calendar days from the date the Travel is provided.

E.	Gifts, Entertainment, and Travel – Exceptions

The following are exceptions to the Preclearance requirement for Gifts and Meals to Public Officials (which includes teachers and media):

•	Staff Members in South Korea:

•

The permissible threshold for Gifts to a Public Official is KRW 50,000 and KRW 150,000 or less with respect to agricultural and fishery goods (KRW300,000 for the periods of New Year and Chuseok, being, the period ranging from 24 days before the Lunar New Year and/or Chuseok holidays to 5 days after the said holidays). Please note gift certificates are not permitted to be given or received;

•

It is traditional to give Gifts of cash for a wedding or for bereavement in South Korea. If the cash Gift is in an amount equivalent to USD 200 or less and not provided to a Public Official, there is no requirement for Preclearance of Gifts of cash for a wedding or for bereavement in South Korea (but reporting is required). The permissible threshold for cash Gifts to Public Official for wedding or bereavement purposes is KRW 50,000 and the permissible threshold for wreathes or floral arrangements provided in lieu of cash Gifts for wedding or bereavement purposes is KRW 100,000;

•

In light of local business custom, a taxi service arrangement may be provided by the Seoul office without prior approval by the CCO up to USD 450 per month for an investor’s transportation after meetings; and

•	The spending limit for Meals is KRW 50,000 for Public Officials.

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•	Staff Members in Japan:

•

It is a tradition, and is considered culturally acceptable, to give a Gift of cash at weddings or for bereavement in Japan. Although there is currently not a legal threshold provided by a regulatory body for these Gifts, Staff Members may only provide Gifts of cash for a wedding or bereavement of a Business Partner in an amount equivalent to USD 250 or less as such payments are generally not deemed to have the requisite intent to “bribe” or “influence” the Business Partner. Gifts of cash in Japan must be Precleared and reported in ComplySci; or

•

In light of local business customs, taxis or other transportation may be provided to a Business Partner in Japan without prior approval by the CCO up to JPY 20,000 per person per occasion, and up to JPY 150,000 per person in any rolling 12-month period. If the Business Partner is a Public Servant, Preclearance must be obtained from the CCO.

If there is any doubt about whether a recipient is a Public Official, please contact Compliance.

F.	Facilitation Payments

Facilitation Payments to Public Officials are prohibited. Legally required administrative fees for fast-track services are not considered Facilitation Payments, or Gifts, and are allowed, provided they are transparent and are paid to a Government Entity and not to a Public Official or other individual or entity.

G.	Reporting in ComplySci

If a Business Partner provides Gifts, Entertainment, or Travel to multiple Staff Members, each Staff Member is individually responsible for reporting their receipt of such Gifts, Entertainment, or Travel in ComplySci. Conversely, if a Staff Member provides Gifts, Entertainment, or Travel to a Business Partner and more than one Staff Member participates, only one Staff Member is required to report the item, event, or activity in ComplySci or Concur, but the Staff Member must identify all participants in attendance.

Although Staff Members may delegate the task of reporting into ComplySci or Concur to a designee, the responsibility to ensure that all reporting complies with this policy and has been reported in an accurate and timely manner lies with each Staff Member who received or gave the Gift, Entertainment, or Travel item.

Staff Members must make all certifications via ComplySci required by Compliance pertaining to Gifts, Entertainment, and Travel.

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VII.	Charitable Contributions

HarbourVest is committed to supporting our communities, including through charitable contributions, volunteer endeavors, partnerships with nonprofit organizations, and other special events and activities. Charitable Contributions, however, must never be made if the intent or effect is to influence inappropriately the business judgment of any person, including a Public Official, investor, or potential investor.

This section of the Code addresses and provides guidance regarding potential Conflicts of Interest that may arise when HarbourVest or its Staff Members wish to give, make, or solicit certain Charitable Contributions.

It should be noted that all Charitable Contributions must be made directly to the Charitable Organization and not to an individual or third party.

A.	Making Charitable Contributions on Your Own Personal Behalf

Except for the guidelines and restrictions below (including regarding Business Partners and Government Entities), Staff Members may make Charitable Contributions on their own personal behalf to any bona fide charity of their choosing without Preclearance.

To the extent a Staff Member or Family Member wishes to gift securities to a charity (or any other recipient), such transaction must be Precleared via ComplySci by submitting a Trade Request (such gifts are considered “sales” even though no consideration is received).

B.	Making or Soliciting Charitable Contributions on Behalf of HarbourVest

As part of our commitment to supporting our communities, HarbourVest supports nonprofit organizations and charitable causes that align with our core values. To maintain the highest ethical standards, all Charitable Contributions or commitments made on behalf of the Firm must follow the approval process outlined by the Firm. Similarly, Staff Members may not use HarbourVest’s name or logo to solicit any third party to make a Charitable Contribution without requisite internal approval.

C.	Making Charitable Contributions to or at the request of a Business Partner or Government Entity

For all Business-Related Charitable Contributions, whether to be made by an individual Staff Member or Family Member, or by HarbourVest, Staff Members must obtain Preclearance from HarbourVest’s CCO via ComplySci by submitting a Gift & Entertainment (Add Charitable Contribution) Preclearance request. Business-Related Charitable Contributions include the following:

•	Charitable Contributions made to an entity that is a Business Partner or Government Entity;

•	Charitable Contributions made to an organization associated with a Business Partner or Government Entity; and

•	Charitable Contributions solicited by or on behalf of a Business Partner or Government Entity.

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If you are unsure whether the recipient is a Business Partner or Government Entity, please contact Compliance.

D.	Soliciting a Business Partner to Make a Charitable Contribution

Staff Members should be sensitive to a possible perception of a conflict of interest or undue influence before requesting a Business Partner or an employee of such an entity to make a Charitable Contribution. In no case should such a request be made on a quid pro quo basis. If you have any questions about requesting a Charitable Contribution from a third party, you should contact Compliance before proceeding.

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VIII.	Outside Business Activities and Other Potential Conflicts of Interest

A.	Introduction

Staff Members have a fiduciary duty towards Clients and must not place their personal interests before the interests of Clients or the Firm. Compliance with this duty can best be achieved by avoiding activities, interests, or associations outside of HarbourVest that could interfere with, or give the appearance of interfering with, a Staff Member’s ability to act in the best interests of Clients or the Firm or perform work for Clients or the Firm objectively and effectively.

Staff Members must fully disclose all material facts concerning potential Conflicts of Interest that may arise with respect to any Client or the Firm. The appearance of a Conflict of Interest may be just as harmful to HarbourVest’s reputation as an actual conflict.

Staff Members who are registered representatives of a broker-dealer in connection with their duties at HarbourVest are also subject to the applicable broker-dealer’s limitations and preclearance requirements (if any) regarding outside business activities. Please refer to the applicable broker-dealer’s policies and procedures for additional information.

B.	Outside Business Activities

One potential type of Conflict of Interest is an Outside Business Activity. An Outside Business Activity becomes a conflict of interest when it creates a situation where an individual’s primary employer’s interests, or their clients’ interests, could be compromised by divided loyalties, personal gain, or improper use of company resources or time.

An “Outside Business Activity” means any business activity or employment that a Staff Member undertakes independently of their primary role or employment with HarbourVest and for which they receive or expect to receive any form of direct or indirect compensation, and includes but is not limited to the following:

•	Being engaged in any outside business, part-time or full-time;

•	Being employed by, acting as a consultant for, or receiving compensation from, any other person, entity, or business organization;

•	Serving on the board or as a director of a public or private company, where such service is outside of your job responsibilities with HarbourVest;

•	Serving on the board or as a director of Charitable Organization on a paid or volunteer basis;

•	Seeking or holding an elected or appointed political or governmental position;

•	Receiving any form of compensation for an external work product or activity, such as a book, article, speech, or content or activity on social media; or

•	Being involved in any other endeavor that may interfere with your responsibilities to HarbourVest.

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Some common examples of what is not considered an Outside Business Activity include but are not limited to:

•	Engaging in an uncompensated activity outside of work strictly for personal enjoyment or learning;

•	Uncompensated coaching or refereeing of youth athletics;

•	Non-board volunteer work for a Charitable Organization, unless the organization is a Business Partner or Government Entity;

•

Directly purchasing or acting as a landlord of residential real estate (but note that real estate investments made via a private placement are deemed Private Placements and must be precleared under this Code); and

•	One-time volunteer work at an event sponsored by a Charitable Organization, such as a 5k race, fundraiser, or similar.

1.	Preclearance Requirement for Outside Business Activities

HarbourVest encourages its Staff Members to become involved in charitable, civic, and trade association activities and does not have a blanket prohibition on outside activities. However, Staff Members must obtain Preclearance from HarbourVest’s CCO via ComplySci before they engage in any Outside Business Activity. To do so, submit an Outside Affiliation / Add Outside Business Activity request under the Preclear tab in ComplySci.

Outside Business Activities of the CCO will require Preclearance from HarbourVest’s General Counsel.

By submitting a Preclearance request for an Outside Business Activity, a Staff Member is representing that they have provided all relevant information and have determined that the Outside Business Activity will not create a Conflict of Interest for HarbourVest or interfere with the Staff Member’s ability to perform HarbourVest functions or to act in the best interests of HarbourVest’s Clients. Staff Members have an ongoing obligation to provide updated information in ComplySci relating to any previously approved Outside Business Activity or potential Conflict of Interest should there be a material change to their title, position, or association with an organization or other relevant facts and circumstances. For clarity, Staff Members are required to promptly notify Compliance upon the termination of any approved Outside Business Activity by updating the previously reported Outside Business Activity and adding the end date to the record.

Because changing circumstances may require a reappraisal of a Staff Member’s Outside Business Activities, HarbourVest reserves the right to revoke or revise a prior consent to engage in any Outside Business Activity at any time.

Staff Members must make all certifications via ComplySci required by Compliance pertaining to Outside Business Activities.

2.	Restrictions on Outside Business Activities and Other Activities, Interests, and Relationships

a)	General

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Staff Members are prohibited from participating in an Outside Business Activity if the proposed activity could:

•	Violate any law or regulation;

•	Involve prolonged absences during business hours or otherwise prevent the Staff Member from fulfilling their job responsibilities or contractual obligations to HarbourVest;

•

Empower the Staff Member to exercise influence over the investment decisions of any account that holds or is capable of holding Reportable Securities, unless Preclearance is obtained from Compliance for such Outside Business Activity, and any such account is subject to the reporting and Preclearance requirements applicable to Personal Securities Transactions and Holdings (as described elsewhere in this Code).

•

Interfere with, or give the appearance of interfering with, the Staff Member’s ability to act in the best interests of Clients or the Firm or perform work for Clients or the Firm objectively and effectively; or

•	Create adverse publicity or potential liability for, or potentially harm the reputation of, the Firm.

No Staff Member may:

•	Improperly cause the Firm to take action, or fail to take action, for their personal benefit rather than the benefit of Clients, or the Firm;

•	Misuse their position with the Firm, or confidential information of Clients or the Firm, for personal gain; or

•	Compete with HarbourVest or any Client.

Staff members should not request Preclearance for any Outside Business Activity that would involve any of the above or similar issues and must notify the CCO with respect to any approved Outside Business Activity for which any such issue arises.

b)	Outside Directorships (Service on the Board of a Public or Private Company) – Special Approval for For-Profit Companies

Serving as a director of a public or private company (except for service which is part of the Staff Member’s responsibilities to HarbourVest, including serving on the board of any pooled investment vehicle which HarbourVest or an affiliated entity sponsors or for which it serves as General Partner or Managing Member, or a portfolio company in which one or more Clients invest), whether an advisory board position or otherwise and whether or not it is a compensated position, is an Outside Business Activity for which Preclearance and pre-approval is required. Preclearance of ALL outside directorships is required through the ComplySci system maintained by Compliance. Furthermore, Staff Members are prohibited from serving on the board of a publicly held or privately held for-profit company absent prior written authorization by the CEO and HarbourVest’s CCO. The CCO may not serve on the board of a publicly held or privately held for profit company without the prior written authorization of the CEO and HarbourVest’s General Counsel.

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Approval of any Outside Business Activity is at the discretion of HarbourVest and may be denied for any reason that it feels appropriate. For clarity, service on a public or private company board generally will not be approved if such service:

•	Poses a reputational or regulatory risk for HarbourVest;

•	Is for the board of a competitor to HarbourVest;

•	Might inappropriately influence the Staff Member’s business activities for HarbourVest or otherwise create a conflict of interest vis-à-vis the interests of HarbourVest or its Clients;

•	Involves a substantial time commitment so as to potentially detract from the Staff Member’s ability to perform their job responsibilities; or

•	Involves use of HarbourVest’s Client or proprietary information or HarbourVest’s premises or facilities.

If a Staff Member is permitted to serve on a board, their service may be subject to the implementation of procedures to safeguard against potential conflicts of interest or inappropriate use of information, including the use of information-wall procedures or placing securities on the Restricted List. HarbourVest may withdraw approval for the Staff Member’s service as a director if the CCO or CEO concludes that withdrawal is in the best interests of HarbourVest or its Clients.

If a Staff Member receives approval to serve as a director of a private company, they may be required to resign, either immediately or at the end of the current term, for example, if the following occurs or is deemed likely to occur:

•	The company is expected to go public during their term as a director;

•	The company is or could become an appropriate investment opportunity for Clients; or

•	The directorship could compete or conflict with Client or Firm interests.

A Staff Member who is permitted to serve as a director of a private company may not be the sole Staff Member responsible for making investment decisions regarding the issuer.

c)	Generally

Staff Members must use their own time or approved leave, for any time associated with Outside Business Activities and shall not use HV paid time for this purpose. Retention of any compensation associated with serving as a director is subject to approval by, and at the discretion of, the CEO and HarbourVest’s CCO.

Staff Members are required to immediately notify Compliance of any change in the status of a held directorship.

Staff Members must also make all certifications via ComplySci required by Compliance pertaining to any Outside Business Activity.

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C.	Other Potential Conflicts of Interest

As noted above, Staff Members should generally avoid and must fully and promptly disclose to Compliance all material facts concerning potential Conflicts of Interest that may arise with respect to any Business Partner, any Client, or the Firm. Even the perception of a conflict could negatively affect HarbourVest and harm our reputation.

1.	What is a Potential Conflict of Interest?

A potential Conflict of Interest occurs when the personal interests, activities, or relationships of a Staff Member could potentially conflict with applicable fiduciary duties to Clients or HarbourVest.

Examples of potential Conflicts of Interest include the following (not an exhaustive list):

•

Either you or a Family Member serves as a director, officer, owner, partner, employee, or agent of, or consultant to, any firm or organization that does business with or seeks to do business with HarbourVest (e.g., investors, prospective investors, limited partners, general partners, consultants, vendors, broker/dealers, custodian banks, etc.) or any competitor of HarbourVest;

•	Either you or a Family Member receives any compensation from, or has a direct or indirect Material Economic Interest in, any Business Partner or competitor of HarbourVest;

•	Either you or a Family Member is employed by a Government Entity; or

•	Either you or a Family Member is involved in any other activity, relationship, or association that could be perceived as a potential Conflict of Interest of your duties to Clients or HarbourVest.

A “Material Economic Interest” means any interest that could, or might reasonably be thought to, influence judgement or action. As an example, an investment representing less than one-tenth of 1% of a class of outstanding securities of a publicly held corporation would generally not be considered a Material Economic Interest.

Because other conflicts of interest may arise in a variety of contexts, it would be impractical to attempt to list all possible situations. Any Staff Member who becomes aware of a Conflict of Interest or a potential Conflict of Interest should report it to Compliance as outlined below.

2.	Reporting Requirement

Staff Members are required to promptly report all actual or potential Conflicts of Interest by submitting an Add Outside Affiliation / Potential Conflict of Interest item under the Self-Report tab in ComplySci.

Staff Members have an ongoing obligation to provide updated information in ComplySci relating to any previously reported Conflict of Interest should there be a material change to their title, position, or association with an organization or other relevant facts and circumstances.

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Staff Members are required to disclose any affiliation with any company or fund that HarbourVest is considering for investment or is invested in on behalf of a Client.

Staff Members must also make all certifications via ComplySci required by Compliance pertaining to potential Conflicts of Interest.

3.	Additional Restrictions

In addition, unless approved by Compliance in advance, a Staff Member may not:

•	Commit the Firm to any agreement or arrangement with any entity in which they, directly or through a Family Member, have any Material Economic Interest;

•

Recommend or otherwise participate in any investment decision for HarbourVest if they or a Family Member hold, directly or indirectly, any interest in a Business Partner that is the subject of the recommendation or decision, unless pre-approved by Compliance and such interest is fully disclosed to other investment personnel at all stages of the approval process;

•	Appropriate any HarbourVest business opportunity for personal gain;

•	Enter into any business or financial relationship personally with a Business Partner if such Staff Member is responsible for the relationship between HarbourVest and the Business Partner;

•

Make any investment or enter into any transaction that, because of the Staff Member’s position, is offered as a personal favor or is made available on terms or conditions more favorable than those generally available to the public; or

•	Purchase or sell any security if they know that HarbourVest or any Client is purchasing or selling, or considering purchasing or selling, the security.

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IX.	Political Contributions and Political Activities

A.	Introduction

Various laws and regulations place certain restrictions on the Political Contributions and Political Activities of companies and their employees. (Please see the Definitions section of the Code for the meaning of the terms Political Contribution and Political Activity.)

Such laws and regulations include, but are not necessarily limited to, Rule 206(4)-5 under the Advisers Act (also known as the “Pay-to-Play Rule”), all national, state, provincial, and other municipal election and campaign laws, all laws and regulations relating to the Solicitation of investment advisory services from Government Entities, the US FCPA (which generally prohibits US firms from making payments to foreign officials for the purpose of obtaining or retaining business with, or directing business to, any person), and the UK Bribery Act (which governs how companies can behave when seeking overseas contracts).

A violation of these laws and regulations, including this policy, could cause HarbourVest to forfeit compensation, bar HarbourVest from doing business (including forcing HarbourVest to resign from an existing Client mandate), subject HarbourVest to fines or penalties (including the Two-Year “Time-Out” provision under Rule 206(4)-5 under the Advisers Act), and damage HarbourVest’s reputation.

All Political Contributions, including in-kind contributions and other payments made to Public Officials and all Political Activities engaged in by the Firm and Staff Members of the Firm must comply with this policy and all applicable laws and regulations in the jurisdictions in which such Political Contributions are made or Political Activities are engaged in. As stated elsewhere in this Code, Staff Members may not do anything indirectly which, if done directly, would result in a violation of the Code.

Moreover, Staff Members engaging in Political Activities are expected to do so as private citizens and must at all times make clear that their views and actions are their own, and not those of the Firm.

Staff Members who are registered representatives of a broker-dealer in connection with their duties at HarbourVest are also subject to the applicable broker-dealer’s limitations and pre-clearance requirements (if any) regarding political contributions. Please refer to the applicable broker-dealer’s policies and procedures for additional information.

B.	Policies, Procedures and Prohibited Actions

1.

Political Contributions to US State/Local Officials. Staff Members and their Family Members are prohibited from making a Political Contribution or other payment to or for (i) any US State/Local Official; (ii) any Political Action Committee; (iii) any US national, state, or local Political Party; or (iv) any other third party that may act as a funnel for Political Contributions to a US State/Local Official.

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A “US State/Local Official” means any incumbent or candidate for state or local office in the US, or any election committee of that person. For example, a US State/Local Official includes a federal office holder (e.g., a Representative or Senator) who is running for state office. It also includes a state office holder (e.g., a Governor) who is running for federal office.

Any Staff Member who makes a Political Contribution in violation of this policy, or becomes aware of one having been made, is required to report such violation immediately to HarbourVest’s CCO upon discovery.

2.

Attempting to Influence a Public Official. HarbourVest and its Staff Members and their Family Members are prohibited from making a Political Contribution or engaging in any Political Activity for the purpose of influencing a Public Official’s decision to hire or retain the Firm.

3.

Coordinating or Soliciting a Political Contribution without CCO Approval. Neither HarbourVest nor any Staff Member may coordinate or solicit other Staff Members or any other person to make Political Contributions to, or support or oppose any political candidate or Political Party, and neither HarbourVest nor any Staff Member may do anything indirectly which, if done directly, would result in a violation of this policy or any law or regulation.

4.

Using Corporate Funds without CCO and CEO Approval. No Staff Member may make or authorize any Political Contribution by HarbourVest to, for, or on behalf of any Political Party, organization, committee, candidate, or Public Official, or in connection with any political caucus, convention, or election, except as permitted by applicable law and unless approved in advance by HarbourVest’s CCO and CEO. All such Political Contributions should be given only for legitimate reasons. Any approved Political Contribution should be made directly to the organization concerned, not to an individual.

5.

Using Corporate Facilities or Resources without CCO and CEO Approval. No Staff Member may make use of corporate facilities (including office space or information technology, such as photocopying, telephone, or computer equipment) for the benefit of any Political Party, organization, committee, candidate, or Public Official or donate the services of any Staff Member to such organizations or individuals unless approved in advance by HarbourVest’s CCO and CEO.

6.

Solicited By a Business Partner. Under no circumstances should a Staff Member make a Political Contribution or participate in a Political Activity if it has been solicited by or is at the request of a Business Partner.

7.

Lobbying Activities. Under some US state laws, even limited contact, either in person or by other means, with Public Officials in that state may trigger that state’s lobbying laws and may require registration as a lobbyist subject to a variety of restrictions and requirements. Therefore, Staff Members should avoid any lobbying on behalf of the Firm, whether in-person or by other means (e.g., telephone, letter, email, etc.), unless the activity is cleared first by the Compliance Office, so that Staff Members do not inadvertently become subject to regulation as a lobbyist. Any questions of whether contact with a state’s officials may trigger lobbying laws in that state should be directed to Compliance at Compliance@HarbourVest.com.

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C.	Preclearance Requirement

For any Political Contribution or Political Activity other than those which are prohibited as described above, Staff Members must obtain Preclearance from Compliance via ComplySci before they or their Family Members make any such Political Contribution, including in-kind contributions (regardless of amount), or participate in any such Political Activity.

D.	Reporting Requirements

1.

New Staff Members. Candidates for employment must disclose in writing to HarbourVest’s Human Resources department, and Human Resources must notify Compliance of, all Political Contributions made by such candidates, directly or indirectly, during the preceding two (2) years before becoming a new Staff Member of the Firm. Such disclosures must occur prior to the Staff Member’s start date.

2.	Existing Staff Members. Existing Staff Members must make all certifications via ComplySci required by Compliance pertaining to Political Contributions and Political Activities.

3.

Disclosure Requests. HarbourVest will disclose any and all relevant Political Contributions to current and prospective Business Partners as required under applicable law and regulations and the reporting requirements of such Business Partners. Staff Members should be aware of the Firm’s reporting obligations to Business Partners when making Political Contributions. Any request by current or prospective Business Partners for disclosure of Political Contributions made by HarbourVest and/or its Staff Members should be directed to Compliance.

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X.	Administration and Enforcement of the Code

Administering the Code

The CCO is responsible for administering and monitoring compliance with the Code. The CCO shall:

•	Develop policies and procedures reasonably designed to implement, maintain, and enforce the Code;

•	Interpret the Code consistent with the requirements of applicable laws and regulations and taking into consideration evolving industry practices;

•

Be authorized to grant and document exceptions or exemptions on an individual or group basis, to any of the provisions of the Code, provided that such exceptions or exemptions are consistent with the spirit of the principles of the Code and of HarbourVest, and within the requirements of applicable laws and regulations;

•

Be authorized to designate one or more persons to have the authority and responsibility, when necessary and appropriate, to be the local person responsible, without limitation, for the compliance function, as outlined within the Code, Compliance Manual, other policies and procedures, or local requirements;

•

Be authorized to designate one or more persons to have the authority and responsibility when necessary and appropriate to handle, without limitation, reviewing transactions and holdings reports submitted by Staff Members;

•	Be authorized to resolve issues of whether information received by a Staff Member constitutes Material Non-Public Information;

•	Bring material violations of the Code to the CEO’s attention;

•	Conduct training to explain and reinforce the terms of the Code;

•

Answer questions regarding the Code and stay current on changes in applicable laws and regulations. All questions regarding the interpretation of this policy shall be referred to the Compliance Office (Ethics@harbourvest.com);

•

Maintain confidential information regarding personal transactions and holdings and only disclose such information to persons with a clear need-to-know, including state, national, and international regulators and other parties when required or deemed necessary or appropriate by the CCO in conformance with law or the provisions of the Code; and

•	Review the Code on at least an annual basis for adequacy and the effectiveness of its implementation and recommend to the CEO any amendments as are necessary or appropriate.

No member of Compliance may review for compliance purposes or disposition their own transactions, requests, submissions, or infractions under the Code.

The CCO will also review the Firm’s Form ADV, Part 2A brochure on at least an annual basis to ensure that the brochure accurately describes the Firm’s Code and any Conflicts of Interest that may arise from the personal trading by Staff Members.

Compliance Monitoring:

•	Compliance shall be responsible for monitoring Staff Members’ compliance with this Code.

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•

Compliance will review reporting in ComplySci and Concur, and other systems as needed, at least annually to ensure Staff Member conduct is in compliance with the requirements detailed in this policy. Compliance will report its findings to HarbourVest’s CCO.

•	Compliance will periodically review Staff Members’ Outside Business Activities and other activities, interests, and relationships in light of HarbourVest’s business activities.

•

Compliance will review HarbourVest’s and Staff Members’ Political Contributions and Political Activities in light of HarbourVest’s Government Entity Business Partners, any patterns of Political Contributions by a particular Staff Member or group of Staff Members, and other relevant factors. The review may include any known external information, such as Political Contribution reports required by local law in relevant jurisdictions.

•

Note that an approval previously given to a Staff Member’s activity or request under the Code may be revoked or withdrawn by Compliance at any time. Circumstances can change, and Compliance may reconsider or reverse an approval if new information becomes available or risks or circumstances change.

Training

The CCO will coordinate training sessions to educate Staff Members of their obligations under the Code. All Staff Members are required to attend any mandatory training sessions conducted by Compliance concerning the Code.

Acknowledgment of Receipt of Amendments to the Code

Compliance will provide Staff members with any material amendments to the Code. A copy of or link to the then-current Code will be included in a Certification in ComplySci that each Staff Member must complete. The Certification is acknowledgement that the Staff member has received, read, and understood the Code and any amendments therein.

Recordkeeping Requirements

Compliance will maintain all records required under the Code for a minimum period of not less than five years from the end of the fiscal year during which the last entry was made on such record.

Such records shall include the following:

•	A copy of each Code of Ethics in effect, and a record of the period each Code was in effect;

•	A record of all persons who are or were required to make reports pursuant to the Code, and the period(s) they were required to do so;

•	A record of the persons who are or were responsible for reviewing such reports;

•	A record of each Preclearance request made by a Staff Member for a Reportable Security transaction (including the acquisition of an IPO or a Private Placement) and the decision rendered;

•	A copy of each Reportable Security transaction and holdings report made by a Staff Member;

•	A list of all Outside Business Activities and other activities, interests, and relationships of Staff Members approved by Compliance;

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•	A list of all securities on the Restricted List, including the date each security was added and/or removed from the Restricted List;

•

A list of all Political Contributions made directly or indirectly by HarbourVest and its Staff Members, identifying (i) each contributor and recipient and (ii) the amount and date of each Political Contribution;

•	Other records required by Rule 204-2(a)(18) under the Advisers Act;

•	A copy of any other report or certification made by a Staff Member required by the Code; and

•	A record of each violation of the Code, and of any action taken as a result of the violation.

Investigating Violations of the Code

The CCO is responsible for investigating any suspected violation of the Code and shall communicate promptly to a Staff Member any suspected violation of the Code by such Staff Member. Staff Members are required to cooperate fully with any such investigation. Examples of violations include but are not limited to the following:

•	Failure of any Staff Member to complete any disclosure, report, certification, or other requirement within the time period specified in the Code to do so;

•

Failure of any Staff Member or their Family Member to obtain prior approval or Preclearance for any transaction in a Reportable Security (other than an Exempt Security) or to make any required report under the Code may result in sanctions;

•	Trading on or improper communication of MNPI by Staff Members can be expected to result in serious sanctions;

•

Failure of any Staff Member to obtain prior approval for or report in a timely manner any Gift, Entertainment (including Meals), or Travel item, event, or activity, or Charitable Contribution to a qualified Charitable Organization, identified as reportable by Compliance, or adhere to other reporting requirements, in accordance with the requirements of this policy;

•

Failure of any Staff Member to obtain prior approval for or report any Outside Business Activity or other material activity, interest, or relationship that could present a potential Conflict of Interest or potentially harm HarbourVest’s reputation in accordance with the requirements of this policy;

•	Failure of any Staff Member to obtain prior approval for or report any Political Contribution or Political Activity in accordance with the requirements of this policy;

•	Failure to successfully complete any Compliance-mandated training within the time period specified by Compliance to do so.

Sanctions and Penalties

Sanctions, penalties or remedies applied against a Staff Member for a violation of the Code could include, but are not necessarily limited to, a letter of reprimand, escalation to management, fines donated to charity, forced sale of securities, profit disgorgement, suspension of personal trading rights, and/or suspension or termination of employment.

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Where a Staff Member is required to reverse the transaction in question and forfeit any profit or absorb any loss associated or derived as a result, the amount of profit shall be calculated by Compliance and shall be remitted by the Staff Member to the Firm so that the Firm may remit it to a Charitable Organization selected by the Firm. The Staff Member must remit such amount to the Firm as directed by Compliance no later than 10 calendar days after being notified in writing by Compliance of the amount of profit to be remitted. Failure to abide promptly to a directive from the CCO or CEO to reverse a trade or forfeit profits may result in the imposition of additional sanctions.

In the event a Staff Member or their Family Member makes a Political Contribution or gives or accepts any Gift, Entertainment, or Travel item or makes a Charitable Contribution in violation of this policy, or otherwise violates this Code, the Staff Member must take all corrective steps requested by the Firm, including actively seeking the return of the Political Contribution.

Any violation of a requirement under the Code by a Staff Member’s Family Member will be applied against the Staff Member. Staff Members are reminded and encouraged to inform Family Members of requirements and obligations applicable to Family Members hereunder.

The CCO may create and consult an Ethics Advisory Group to assist in determining the materiality of any violation and the appropriate sanctions or penalties to apply.

Final disciplinary sanctions will be determined by Compliance and/or the CEO, which may take into account certain factors, including, but not limited to, whether the violation was inadvertent, any pattern or practice of violations, the materiality of the activity, and any harm caused.

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XI.	Appendices to the Code

XI.1	Appendix 1 - Definitions

When used in the Code, the following terms have the meanings set forth below:

“1933 Act” means the US’s Securities and Exchange Act of 1933, as amended.

“1934 Act” means the US’s Securities and Exchange Act of 1934, as amended.

“529 Plan” (also known as a qualified tuition program or a college savings plan) is a US program set up to allow a person to either prepay, or contribute to an account established for paying, a student’s qualified education expenses at an eligible educational institution. 529 Plans can be established and maintained by states (or agencies or instrumentalities of a state) and eligible educational institutions. An account owner of a 529 Plan may only select an investment strategy from among the strategies designed exclusively by the 529 Plan administrator or investment adviser.

“Access Person” - All Staff Members are considered ”access persons” as defined in Advisers Act Rule 204A-1(e)(1), though the CCO may determine on a case-by-case basis that certain non-employees, such as consultants, independent contractors or interns, will be exempted from specific requirements under this Code.

“Advisers Act” means the US’s Investment Advisers Act of 1940, as amended.

“Annual Holdings Report” means the annual report of a Staff Member’s current holdings of Reportable Securities (which must include the securities holdings of the Staff Member’s Family Members).

The Annual Holdings Report must include, at a minimum: (i) the name of each Reportable Security in which the Staff Member has a Beneficial Interest; (ii) the number of shares (or quantity) of each Reportable Security held; (iii) the principal amount (or value) of each Reportable Security; and (iv) the name of the broker, dealer, or bank with which the Staff Member (or Family Member) maintains an account in which each Reportable Security is held.

“Automatic Investment Plan” means a program in which regular purchases (or withdrawals) are made automatically in (or from) investment accounts in accordance with a predetermined schedule and allocation without affirmative action by the Staff Member, such as a dividend reinvestment plan. Note, due to current system limitations, Compliance is unable to approve Automatic Investment Plans that entail transactions in Reportable Securities which are subject to Preclearance requirements under this Code. Further, for avoidance of doubt, regular payroll contributions to an employer-sponsored retirement plan (including a 401(k) or similar defined contribution plan) are not considered an Automatic Investment Plan for purposes of this Code and do not require Preclearance unless the contributions involve Reportable Securities which are subject to Preclearance requirements under this Code.

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“Beneficial Interest” means the opportunity, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise, to share at any time in any profit derived from a transaction in the subject Reportable Securities.

A Staff Member is deemed to have a Beneficial Interest in the following:

•	Any Reportable Security owned individually by the Staff Member;

•

Any Reportable Security owned jointly by the Staff Member with others (for example, joint accounts, spousal accounts, UTMA accounts, partnerships, trusts, and controlling interests in corporations); and

•	Any Reportable Security in which a Family Member of a Staff Member has a Beneficial Interest.

“Blackout Period” means one of the periods when the purchase or sale of HGPS’s publicly traded securities is prohibited.

“Business Partner” means any person or entity not affiliated with HarbourVest that does business with or seeks to do business with the Firm, such as a vendor, prospective vendor, customer or prospective customer of a HarbourVest-Managed Fund (including limited partners), consultant, general partner of a partnership or company, and those working on their behalf, including, but not limited to, investment or commercial banks, auditors, placement agents, brokers, lawyers, and accountants. If it meets the foregoing criteria, a Government Entity may also be a Business Partner.

“Business-Related Charitable Contribution” means Charitable Contributions solicited by or on behalf of a Business Partner or Government Entity, and Charitable Contributions to be made to an organization associated with a Business Partner or Government Entity. For purposes of clarity, Business-Related Charitable Contributions include the following:

•	Charitable Contributions made to an entity that is a Business Partner or Government Entity;

•	Charitable Contributions made to an organization associated with a Business Partner or Government Entity; and

•	Charitable Contributions solicited by or on behalf of a Business Partner or Government Entity.

“CBI” means the Central Bank of Ireland.

“CCO” means the person designated by HarbourVest as the Chief Compliance Officer of HVLLC and/or HVRA (as the context requires) in accordance with Rule 206(4)-7(c) under the Advisers Act, or another person that the Firm or the Chief Compliance Officer designates to perform the functions of Chief Compliance Officer when the Chief Compliance Officer is not available, or the delegate of such person.

“CEO” means the Chief Executive Officer of HarbourVest.

“Charitable Contribution” means any donation or gift of value, including the donation of time or advice, to a Charitable Organization.

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“Charitable Organization” means an organization whose primary objectives are philanthropy and social well-being and, although the precise definition of a Charitable Organization my vary between countries, it generally means an organization: (i) whose primary purpose is to provide a public benefit or advance the common good; (ii) which is non-profit (meaning revenue is used to advance the organization’s goals rather than benefit any private individual); (iii) which has no political bias and does not promote political candidates or engage in partisan activity; and (iv) which operates independently of any government (NGO) and relies on funding from individuals, foundations, or corporations. In the US, it means an entity which qualifies as a Charitable Organization under section 501(c)(3) of the US Internal Revenue Code of 1986.

“Client” means HarbourVest Managed Funds or separate accounts under management or other advisory relationship by the Firm.

“Code” means the Code of Ethics, as amended.

“Compliance-approved Managed Services Agreement” means a contract between the Firm and a third party that includes, at a minimum, language that (1) contains confidentiality provisions protecting all confidential information received by the Investment Contractor or Information Access Contractor, as the case may be, in connection with such Compliance-approved Managed Services Agreement; and (2) prohibits the Investment Contractor or Information Access Contractor, as the case may be, who may have received MNPI relating to securities while performing work for HarbourVest, from purchasing or selling such securities or from communicating such MNPI to any other person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell such securities.

“Compliance Office” means HarbourVest’ Compliance department or Compliance team members.

“ComplySci” serves as HarbourVest’s automated compliance administration platform.

“Conflict of Interest” means any activity, relationship, or other factor in which a person’s interests or the Firm’s interests may conflict with applicable fiduciary duties to Clients or the Firm.

“Derivative” means a security whose price is dependent upon or derived from one or more underlying assets. Derivatives can either be traded over-the-counter (OTC) or on an exchange. Futures contracts, forward contracts, swaps, Options, Structured Notes and warrants are common forms of Derivatives.

“EC” means the European Commission.

“Entertainment” means a situation when a Staff Member entertains or is entertained by a third party and there is an opportunity for the Staff Member to discuss matters relating to Firm business with the third party at the event. The term Entertainment includes any and all associated Meals. When the event or activity is done with the Business Partner, common types of Entertainment include but are not limited to:

•	Attending a concert, theatrical performance, or sporting event;

•	Participating in an activity or sporting event, such as golf or billiards; and

•	Meals.

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“ERISA Plan” means a private-industry employee benefit plan. The term “employee benefit plan” includes defined benefit plans (e.g., pension plans), defined contribution plans (e.g., 401(k) plans, simplified employee retirement plans (or SEPs), employee stock ownership plans (or ESOPs), and profit sharing plans), employee welfare benefit plans (e.g., group health plans), and Taft-Hartley Plans. ERISA Plans do not include retirement plans set up and maintained by Government Entities or churches.

“EU” means the European Union.

“Exchange-Traded Fund” or “ETF” means an Investment Company with characteristics of both a Mutual Fund and individual stock. Many ETFs track an index, a commodity, or basket of assets. Please note specific preclearance rules that apply to Single-Stock ETFs.

“Exchange-Traded Notes” or “ETN” means unsecured debt obligations of financial institutions that trade on a securities exchange. ETN payment terms are linked to the performance of a reference index or benchmark, representing the ETN’s investment objective.

“Exchange-Traded Commodities” or “ETC” means an exchange-traded debt instrument or note whose performance is based on the spot price of a commodity or tied to a futures contract.

“Exempt Account” bears the meaning set forth in Section IV.F.2 herein.4

Please consult with Compliance if you are uncertain whether a particular account would be considered an Exempt Account under the Code.

“Exempt Security” bears the meaning set forth in Section IV.F.1 herein.

Transactions in other securities that meet applicable regulatory requirements may be exempt from the Code’s Preclearance and/or reporting requirements, as specified in Section IV.D. (Exemptions from Preclearance (but Transaction Reporting is Required)) and Section IV.F. (Exemptions from Preclearance and Transaction Reporting) of the Code or as designated by the CCO from time to time.

Please consult with Compliance if you are uncertain whether a particular security is considered a Reportable Security or an Exempt Security or whether a transaction in a particular security is otherwise exempt from the Preclearance and/or reporting requirements under the Code.

“Expert Network” means a primary research firm that connects buy side investors, consultants, and business decision-makers with industry experts. Consultations between HarbourVest and experts may be in the form of face-to-face meetings, phone calls, teleconferences, video conferences, or email exchanges.

[4]

Staff Member transaction and holdings information relating to HarbourVest-Managed Funds and HarbourVest 401(k) and Pension Plans are maintained by the Firm’s Tax Department and the administrator of such plans, respectively, and available to Compliance upon request.

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“Facilitation Payments” means payments made to expedite a lower-level Public Official’s performance of routine government actions to which HarbourVest is entitled.

“Family Member” means any of the following persons to a Staff Member:

•	Spouse or domestic partner;

•	Children under the age of 18;

•	Children who are 18 or older (unless they do not live in the same household as you and you do not contribute in any way to their support); and

•

Any of the following people who live in your household: your stepchildren, grandchildren, parents, step-parents, grandparents, brothers, sisters, mothers-in-law, fathers-in-law, sons-in-law, daughters-in-law, brothers-in-law, and sisters-in-law, including adoptive relationships.

Note, the definition of “domestic partner” may differ by region; please reach out to Compliance at Ethics@harbourvest.com if you have any questions.

“FCA” means the UK’s Financial Conduct Authority.

“FCPA” means the US’s Foreign Corrupt Practices Act of 1977, as amended.

“FSA” means Japan’s Financial Services Agency.

“Fund Insider” means, with respect to HPIF,

•	HPIF Trustees;

•	HPIF officers;[5]

•

HarbourVest Registered Advisers, L.P., and its officers who perform a policy-making function with respect to the management of HPIF or whose duties provide them with confidential information regarding HPIF.

“Fund Investor” means any Limited Partner or shareholder in a HarbourVest managed Fund, not including HVPE.

“Futures” and “Futures Contracts” means a contract to buy or sell a specific amount of a commodity (such as grain, a currency, or an index) for an agreed-up price at a certain time in the future.

“Gift” means any item of value, including favors, presents, and gratuities, given to or received from a Business Partner, unless exempted under this Code.

[5]

Officers of a registered closed-end investment company include “its president, principal financial officer, principal accounting officer or controller (if any), any vice president of the issuer in charge of a principal business unit, division or function (such as sales, administration or finance), any other officer who performs a policy-making function, and any other person who performs similar policy-making functions.” Rule 16a-1(f) under the Exchange Act. The term “policy-making function” is not intended to include policy-making functions that are not significant.

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“Government Entity” means any national, regional, territorial, state, province, district, county, city, town, village or other municipal government or political subdivision thereof, whether in the US or a foreign country, including:

•	Any entity that is owned or controlled by the Government Entity;

•	Any pool of assets sponsored or established by the Government Entity;

•	Any board, agency, authority, or instrumentality thereof; and

•	Any plan or program of a Government Entity, including, but not limited to, a defined benefit plan or a state general fund.

Sovereign wealth funds and public pension funds are typically Government Entities. If you are in doubt as to whether a particular body is a Government Entity, ask a member of Compliance.

“HarbourVest” or “Firm” means HVLLC and HVRA.

“HarbourVest-Managed Fund” means an Investment Company, other pooled investment vehicle or separate account (including a single-investor limited partnership) under management managed by HarbourVest, including but not limited to investment products such as HVPE, HGPS and HPIF.

“HPIF” means HarbourVest Private Investments Fund.

“HVLLC” means HarbourVest Partners, LLC and certain of its affiliated companies considered “relying advisers” as indicated on Form ADV, as well as other operating entities with Staff.

“HVPE” means HarbourVest Global Private Equity Limited.

“HVPE Chairperson” means an independent member on the HVPE Board who is designated as Chairperson.

“HVPE Managing Director” means the person designated by HarbourVest Partners (U.K.) Limited to act as Managing Director for HVPE. This includes any person that is designated to perform the function when the HVPE Managing Director is not available.

“HVRA” means HarbourVest Registered Advisers, L.P.

“ICO” means an initial offer or sale of digital currencies or digital security tokens.

“Information Access Contractor” means a non-employee, such as a consultant, independent consultant or intern, who as part of their engagement with HarbourVest, has access to potential MNPI or who has access to Firm systems, files, or facilities that may afford access to MNPI, as determined by Compliance.

“Initial Holdings Report” means the initial report of a Staff Member’s current holdings of Reportable Securities (which must include the securities holdings of the Staff Member’s Family Members). As required by Rule 204A-1(b)(1)(ii)(A) under the Advisers Act, the report must be submitted no later than 10 calendar days after the Staff Member becomes covered by the Code and the report’s information must be current as of a date no more than 45 days prior to the date the Staff Member becomes covered by the Code.

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The Initial Holdings Report must include, at a minimum: (i) the name of each Reportable Security in which the Staff Member has a Beneficial Interest; (ii) the exchange ticker symbol or CUSIP/ISIN/SEDOL number of each Reportable Security held; (iii) the type of Reportable Security held; (iv) the number of shares (or quantity) of each Reportable Security held; (v) the principal amount (or value) of each Reportable Security; (vi) the name of the broker, dealer, or bank with which the Staff Member (or Family Member) maintains an account in which each Reportable Security is held; (vii) the account title; and (viii) the account number.

“Initial Public Offering” or “IPO” means an offering of securities registered under the 1933 Act, the issuer of which, immediately before the registration, was not subject to the reporting requirements of Sections 13 or 15(d) of the 1934 Act.

“Insider Trading” means trading in securities while having Material Non-Public Information regarding the securities or communicating Material Non-Public Information to others.

“Investment Club” means a membership organization where investors make joint decisions on which securities to buy or sell. The securities are generally held in the name of the investment club.

“Investment Company” means a company that issues securities that represent an undivided interest in the net assets held by the company. The federal securities laws categorize Investment Companies into three basic types:

•	Open-End Investment Companies (generally known as mutual funds);

•	Closed-End Investment Companies (generally known as closed-end funds); and

•	Unit Investment Trusts.

“Investment Company Act” means the US’s Investment Company Act of 1940, as amended.

“Investment Contractor” means a non-employee, such as a consultant, independent consultant or intern, who provides investment advice on behalf of the Firm or who participates in the formulation of investment advice given by the Firm, and who is subject to HarbourVest’s supervision and control, as determined by Compliance. The CCO may, in their discretion, on a case-by-case basis waive certain of the requirements of the Code for Investment Contractors.

“Investment Discretion” means when you have, with respect to a fiduciary account, the sole or shared authority to determine what securities or other assets to purchase or sell on behalf of that account. It does not matter whether you have exercised this authority. You retain investment discretion if you delegate investment discretion to another. You also have investment discretion if you receive delegated authority to exercise investment discretion from another.

“Managed Account” (often referred to as a “discretionary account”) means an account for which a financial advisor or portfolio manager has written authorization to make buying and selling decisions without consulting the Staff Member and for which a Staff Member has no direct or indirect influence or control over the investment decision-making process and no knowledge of transactions until after they are completed.

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Staff Members must obtain written pre-approval from Compliance before relying on the exemption from the Preclearance and reporting requirements afforded to Managed Accounts under the Code.

“Market Manipulation” means the act of artificially affecting the price of a security or otherwise influencing the behavior of the market for personal gain.

“Material Information” means information that a reasonable investor would be likely to consider relevant in deciding whether to buy or sell public securities. Information that could reasonably be expected to affect the price of securities is typically material

“Material Non-Public Information” or “MNPI” means Material Information that is Non-Public Information. MNPI may also be known as PSI.

“Meal” means an event, the main purpose of which is eating food or consuming refreshments or drinks, including a cocktail party or reception. Under this Code, Meals are considered to be a type of Entertainment.

“MAS” means Monetary Authority of Singapore.

“Municipal Security” means a bond, note, warrant, certificate of participation, or other obligation issued by a state or local government or their agencies or authorities (such as cities, towns, villages, counties, or special districts).

“Mutual Fund-Only Account” means an account that allows the account holder to invest only in mutual funds. To qualify, the account must not have the capability of holding Reportable Securities.

“New Account Report” means the report of any new account in which a Staff Member has a Beneficial Interest that holds, or has the capability of holding, Reportable Securities (which must include new accounts of the Staff Member’s Family Members). Staff Members must report new accounts by the earliest of the following dates: (i) no later than 30 calendar days after the account is opened; or (ii) one (1) calendar day before trading in the new account.

Information that must be disclosed for each new account includes, at a minimum: (i) the name of the broker, dealer, or bank with whom the Staff Member (or Family Member) established the account; (ii) the account holder’s name; (iii) the account holder’s relationship to the Staff Member; (iv) the classification of the account (i.e., discretion, no discretion, or limited offerings – Private Placements); (v) the account number; and (vi) the date the account was established.

“Non-Public Information” means information that has not been effectively disclosed to the marketplace and had adequate time for the market as a whole to respond to the information. Examples of effective disclosure include:

•	Public filings with the SEC;

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•	Information appearing in publications of general circulation;

•	Company press releases; and

•	Company meetings with members of the press and public.

“Office-specific Supplement” means any policy or procedure applicable to a specific office, geographical region, affiliate, or fund entity.

“Open-End Investment Company” means an Investment Company that continually creates new shares on demand. A mutual fund registered under the Investment Company Act is an Open-End Investment Company.

“Option” means a security that gives the investor the right, but not the obligation, to buy or sell a specific security at a specified price within a specified time frame. Any Staff Member who buys/sells an Option is generally deemed to have purchased/sold the underlying security when the Option was purchased/sold.

Example: If a Staff Member buys a call (put) Option, the Staff Member is considered to have purchased (sold) the underlying security on the date the Option was purchased. If a Staff Member sells a call (put) Option, the Staff Member is considered to have sold (purchased) the underlying security on the date the Option was sold.

“OSC” means the Ontario Securities Commission.

“Outside Business Activity” means any business activity or employment that a Staff Member undertakes independently of their primary role or employment with HarbourVest and for which they receive or expect to receive any form of direct or indirect compensation, and includes but is not limited to the following:

•	Being engaged in any outside business, part-time or full-time, including volunteer positions with Charitable Organizations;

•	Being employed by, acting as a consultant for, or receiving compensation from, any other person, entity, or business organization;

•	Serving as a director of a public or private company or on the board of any other organization outside of your obligations to HarbourVest;

•	Seeking or holding an elected or appointed political or governmental position;

•	Receiving any form of compensation for an external work product or activity, such as a book, article, speech or content on social media; or

•	Being involved in any other endeavor that may interfere with your responsibilities to HarbourVest.

“Personal Information”: Information about an identifiable individual, with the exception of the name, title, business address, and business telephone number of an employee of an organization

“Policy”: The policies set forth in the applicable section of this Code and those incorporated by reference, as well as any other policy or procedure approved by the CCO and published to the applicable Staff Members.

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“Political Action Committee” means any organization that raises and spends money on, or gathers and makes contributions to, directly or indirectly, elect or defeat candidates or Political Parties or support or oppose ballot initiatives or other legislation. They are distinct from Political Parties and individual candidate committees. Non-profit, tax-exempt groups organized under section 501(c)(3) of the US Internal Revenue Code of 1986 that operate for religious, charitable, scientific, or educational purposes are not considered to be “Political Action Committees.”

“Political Activity” means the participation in any fundraising activity or performance of any work for the campaign of any candidate for, or incumbent of, a federal, state, or local political office or a political office in any foreign country.

“Political Contribution” means any gift, subscription, loan, advance, or deposit of money or anything of value, including securities, made in any country, to:

•	A candidate for, or incumbent of, a national, federal, state, or local political office;

•	A Political Party; or

•	A Political Action Committee.

“Political Party” means any political organization that typically seeks to influence government policy, usually by nominating their own candidates and trying to seat them in political office.

“Portfolio Manager” means any Staff Member who, in connection with his or her regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of securities by HPIF.

“Preclearance” or “Preclear” means, depending upon the context, the act of seeking, or obtaining, approval via the ComplySci system prior to conducting a transaction in Reportable Securities, Political Contribution, or other event or activity.

“Prediction Market” means any market, platform, arrangement, contract, token, or mechanism – whether centralized or decentralized, regulated or unregulated – in which a person may obtain, hold, trade, or settle a financial or economic interest whose value, payout, or settlement is determined primarily by the occurrence, non-occurrence, timing, or outcome of a future event or condition. Such events or conditions may include, but are not limited to, political or geopolitical events, sporting events, elections, litigation outcomes, macroeconomic indicators, business or financial events, or other real-world outcomes. For avoidance of doubt, a Prediction Market includes instruments or arrangements that are described as “bets,” “contracts,” “shares,” “tokens,” or similar interests.

“PSI” means Price Sensitive Information; see MNPI.

“Private Placement” means an offering of securities that is exempt from registration under various laws and rules, such as the 1933 Act. Examples of Private Placements include limited partnerships, certain co-operative investments in real estate, commingled investment vehicles such as hedge funds and private equity funds, and investments in family-owned businesses. A Private Placement is an example of a Limited Offering.

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“Public Official” or “Official” means:

•

Any person who is employed full- or part-time by a Government Entity, or by public or independent agencies, public enterprises, state-owned businesses, state-controlled businesses or public academic institutions;

•	Any individual who holds a legislative or judicial position of any kind (whether appointed or elected);

•	Any individual who conducts a public function for a public agency or public enterprise;

•	Any official, staff member, agent or representative of: (i) a Government Entity; (ii) a Political Party; or (iii) a public international organization, such as the United Nations or the World Bank;

•	Any Foreign political parties, officials of a political party, or is a candidate for foreign political office;

•	Any candidates for political office;

•	Any member of a royal family, including entities owned or controlled by such individuals; or

•	Any immediate family member or representative of any of the above.

When used in connection with political contributions, the term “Public Official” includes any U.S. State/Local Official, as well as any person (including any election committee for the person) who was, at the time of the contribution, an incumbent or candidate for elective office of a Government Entity, if the office:

•	Is directly or indirectly responsible for, or can influence the outcome of, the hiring of HarbourVest by a Government Entity; or

•	Has authority to appoint any person who is directly or indirectly responsible for, or can influence the outcome of, the hiring of HarbourVest by a Government Entity.

“Quarterly Transaction Report” means the quarterly report of a Staff Member’s transactions in Reportable Securities (which must include the securities transactions of the Staff Member’s Family Members). As required by Rule 204A-1(b)(2)(ii) under the Advisers Act, the report must be submitted no later than 30 days after the end of each calendar quarter.

•

The Quarterly Transaction Report must include, at a minimum: (i) the name of each Reportable Security traded; (ii) the exchange ticker symbol or CUSIP/ISIN/SEDOL number of the Reportable Security traded; (iii) the number of shares (or quantity) of each transaction; (iv) the principal amount (or value) of each transaction; (v) the nature or type of transaction (i.e., purchase, sale, or any other type of acquisition or disposition); (vi) the price at which each transaction was effected; (vii) the name of the broker, dealer, or bank through which the transaction was effected; and (viii) the date of each transaction.

•

With respect to any account established during the quarter by a Staff Member in which any securities were held during the quarter in which the Staff Member had a beneficial interest, the Quarterly Transaction Report must include, at a minimum: (i) the name of the broker, dealer or bank with whom the Staff Member established the account; (ii) the date the account was established; and (iii) the date the report is submitted by the Staff Member.

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“Reportable Account” means any account, other than an Exempt Account, held with a broker, dealer, bank or equivalent institution (i) in which a Staff Member or their Family Member has a Beneficial Interest and that holds, or has the capability of holding, any Reportable Securities, or (ii) with respect to which a Staff Member has Investment Discretion and that holds, or has the capability of holding, any Reportable Securities.

“Reportable Security” means a “security” as defined by Section 202(a)(18) of the Advisers Act, except it does not include Exempt Securities.

Reportable Securities include, but are not limited to, shares of or interests in the following:

•	Stocks, bonds, and obligations convertible to stock;

•	REITs;

•	Derivative instruments (such as Options on securities, Structured Notes, indexes, or currencies);

•	ETFs (including Single-Stock ETFs);

•	Closed-end Investment Companies;

•	HPIF, HGPS, and HVPE;

•

Open-end Investment Companies (except that the following are NOT Reportable Securities: (i) Investment Companies that are registered under the Investment Company Act, or registered by the SFC in Hong Kong, or authorized for sale in the UK; (ii) UCITS (unless otherwise indicated in writing by the CCO); (iii) Unit Investment Trusts; and (iv) Collective Investment Trusts);

•	Venture Capital Trusts; and
•	Limited Offerings (including Private Placements but excluding HarbourVest-Managed Funds that are not registered).

“Restricted List” means a confidential list maintained by Compliance that identifies issuers of securities which HarbourVest Staff Members and their Family Members are prohibited to trade. The Restricted List is highly confidential and its contents must not be communicated directly or indirectly to anyone other than appropriate HarbourVest personnel on a need-to-know basis.

“Restricted Period” means one of the periods when the purchase or sale of HVPE’s publicly traded securities is prohibited.

“SEC” means the US Securities and Exchange Commission.

“SFC” means Hong Kong’s Securities and Futures Commission.

“Short Sale” means the sale of a security that is not owned by the seller at the time of the trade.

“Single-Stock ETF” means an ETF that is designed, or has as its investment objective, to track or have exposure to the daily performance of a single company’s stock, frequently offering leveraged (positive) or inverse (negative) exposure to that stock’s daily price movements. Unlike traditional ETFs, these products often use financial instruments such as derivatives to provide the desired return, and are intended for short-term, active trading rather than long-term investing.

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“Staff” or “Staff Member” means each employee, officer, member, non-independent director, and active senior adviser of HarbourVest, and other individuals as the CCO may designate from time-to-time. This definition applies to all employees, officers, members, and non-independent directors of HarbourVest Partners, LLC and its affiliates, including HarbourVest Registered Advisers, L.P., and to all Staff Members of future affiliated operating entities that may be established from time-to-time. This definition does not include independent directors or inactive or former senior advisers as designated by the CCO.

The term “Staff Member” also includes all Investment Contractors (as defined herein), unless they are contracted to work for the Firm by means of a Compliance-approved Managed Services Agreement. To the extent that the Code applies to an Investment Contractor, the CCO may, in their discretion, waive certain of the applicable requirements of the Code for such Investment Contractors.

The term “Staff Member” also includes Information Access Contractors (as defined herein) who are engaged to provide services to HarbourVest for 90 calendar days or longer, unless they are contracted to work for the Firm by means of a Compliance-approved Managed Services Agreement. To the extent that the Code applies to an Information Access Contractor, the CCO may, in their discretion, waive the requirements of the Code (including the requirement to contract to work for the Firm by means of a Compliance-approved Managed Services Agreement) for such Information Access Contractors.

Information Access Contractors who are engaged to provide services to HarbourVest for less than 90 calendar days and who are not contracted to work for the Firm by means of a Compliance-approved Managed Services Agreement shall be subject to contractual provisions and policies approved by Compliance on a case-by-case basis.

Any uncertainty as to whether an individual is a Staff Member should be brought to the attention of Compliance.

“Structured Note” means an investment product designed or “structured” to meet specific investment objectives, such as growth, income or risk management. It does so by combining a traditional security, like a bond, with a derivative component. Importantly, a structured note does not hold an actual underlying portfolio of investments like a mutual fund or ETF does, but instead the issuer of the note promises to pay a return based on a formula that incorporates the performance of one or more reference assets.

“Taft-Hartley Plan” is a collectively bargained plan maintained by more than one employer (i.e., a multi-employer plan), usually within the same or related industries, and a labor union.

“Travel” means any type of travel, accommodation, or lodging.

“UCITS” means an Undertaking for Collective Investment in Transferable Securities domiciled in the EU (i.e., an Open-End Investment Company regulated in the EU).

“UK” means the United Kingdom.

“UK Bribery Act” means the United Kingdom’s Bribery Act 2010.

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“Union Plan” means a Taft-Hartley Plan in US. It typically refers to a collectively bargained plan maintained by more than one employer (i.e., a multi-employer plan), usually within the same or related industries, and a Union based in the US or that includes US workers.

“Unit Investment Trust” or “UIT” is an Investment Company registered under the Investment Company Act that offers a fixed (unmanaged) portfolio of securities having a definite life.

“US” means the United States.

“US State/Local Official” means any incumbent or candidate for state or local office in the US, or any election committee of that person. For example, a US State/Local Official includes a federal office holder (e.g., a Representative or Senator) who is running for state office. It also includes a state office holder (e.g., a Governor) who is running for federal office.

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XI.2	Appendix 2 – Personal Trading Rules Summary[6]

Reporting Requirements Relating to Personal Securities Transactions and Holdings

Reporting Requirement	How to Complete	When Due
Initial Holdings Report and Certification	• Complete and submit an Initial Holdings Report Certification – New Hire in ComplySci

•

You must submit this no later than 10 calendar days after you join HarbourVest or otherwise become covered by the Code

•

Information must be current as of a date no more than 45 calendar days prior to the date you become covered by the Code

•

Compliance will notify you when to report

Annual Holdings Report and Certification	• Complete and submit an Accounts & Holdings Report Certification – Annual in ComplySci

•

At least once each 12-month period on a date specified by Compliance, you must submit this report and certification

•

Information must be current as of a date no more than 45 calendar days prior to the date you submit the report

•

Compliance will notify you when to report

New Account Report	• Disclose any new accounts in which you have a Beneficial Interest (including Managed Accounts) via ‘Self-Report – Add Accounts’ on your ‘Personal Dashboard’ within ComplySci	• You must report new accounts by the earlier of the following: (i) no later than 30 calendar days after the account is opened; or (ii) one (1) calendar day before trading in the new account

New Transaction Report	• Report all new reportable transactions via ‘Self-Report – Add Transactions” on your ‘Personal Dashboard’ within ComplySci

•

You must report new transactions no later than 30 calendar days after calendar quarter-end

•

You do not need to report trades executed in a Managed Account or in an account that provides an electronic feed into ComplySci

Quarterly Transaction Report and Certification	• Complete and submit a Personal Trading Certification – Quarterly within ComplySci

•

You must certify your transactions no later than 30 calendar days after each calendar quarter-end or sooner if the local regulations require as such

•

You do not need to report trades executed in a Managed Account

•

You do need to submit this certification even if you have no reportable transactions or all of your accounts provide an electronic feed into ComplySci

•

Compliance will notify you when to report

Electronic Feeds	• Open an account with a broker that supplies electronic feeds into ComplySci • Compliance will assist you in establishing the feed

•

You must promptly establish electronic feeds for all accounts located in the US other than Managed Accounts, 401(k) Plan accounts, or active employee benefit/stock/stock option/deferred compensation plan accounts offered by a Family Member’s employer

•

You are not required to migrate accounts located outside the US to brokers that provide electronic feeds but are encouraged to do so

Non-Feeding Accounts	• Account statements (or holdings reports and transaction summaries) must be uploaded to ComplySci no less frequently than quarterly for	• For any account that does not provide an electronic feed into ComplySci, you must upload statements covering each calendar quarter to ComplySci no later than 30 calendar days after each quarter-end

[6]	This Rules Summary serves only to summarize key responsibilities of Staff Members under the Code and should not be considered a substitute for the full policy included within this document.

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Reporting Requirement	How to Complete	When Due

any account that does not provide an electronic feed into ComplySci (including Managed Accounts)

•

Statements must reflect your holdings, transactions, and other activity in your account during the specified period

• You do not need to provide account statements for any account that provides an electronic feed into ComplySci

Other Requirements Relating to Personal Securities Transactions in Reportable Securities

Transaction Type	Is Preclearance Required?	Is Transaction Reporting Required?
Reportable Securities (excluding all ETFs except Single-Stock ETFs)

•

Yes, via a ‘Trade Request’ under ‘Preclear - Trade’ on your ‘Personal Dashboard’ within ComplySci

•

An immediate approval/denial response will be provided to you in ComplySci

•

Trade approval, when granted, is effective only until the close of business of the next business day in the Staff Member’s local jurisdiction which follows the date authorization is granted

•

You must hold the security for a minimum of 30 calendar days

•

Trades in Managed Accounts do not require Preclearance

•

Yes, must be reported within 30 calendar days after calendar quarter-end via ‘Self-Report - Add Transactions’ on your ‘Personal Dashboard’ within ComplySci, unless the trade is executed in a Managed Account[7] or in an account that provides an electronic feed into ComplySci

*  Specific to staff of HarbourVest Partners (Singapore) Pte. Ltd., all transactions must be reported on ComplySci within 7 calendar days of the transaction.

ETFs	• No, except Single-Stock ETFs require Compliance preclearance before transacting	• Yes, same as above

[7]	Transactions in Managed Accounts are not reportable. However, account statements must be provided for Managed Accounts unless the Managed Account broker provides an electronic feed into ComplySci.

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Transaction Type	Is Preclearance Required?	Is Transaction Reporting Required?
IPOs and Private Placements

•

Yes, via a ‘Preclear – IPO’ or ‘Preclear - Private Placement’ on your ‘Personal Dashboard’ within ComplySci

•

A manual review will be conducted by Compliance

•

You must hold the security for a minimum of 30 calendar days

•

Includes ICOs and pre-ICOs (e.g. Simple Agreement for Future Tokens “SAFTs”)).

• Yes, same as above

HPIF and HGPS	• Yes • Note the applicable 90-day wait and approved trading window	• Yes

HVPE

•

Yes, a manual review will be conducted by Compliance

•

Trade approval, when granted, is only effective for two (2) trading days.

•

You must hold the security for a minimum of twelve (12) months

•

Trades in HVPE shares are also subject to monthly, semi-annual, annual, and ad-hoc Restricted Periods, as described in the Code.

• Yes, same as above

Involuntary Transactions	• No	• Yes, same as above

Direct Obligations of a national government	• No	• Yes (except for direct obligations of the U.S. government and certain securities issued by the UK government which are Exempt Securities), same as above

U.S. Municipal Securities	• No	• Yes, same as above

Exempt Securities and Exempt Accounts	• No	• No

Cryptocurrencies	• No, except for ICOs and pre-ICOs (e.g. Simple Agreement for Future Tokens “SAFTs”)).	• No, except for ICOs and pre-ICOs (e.g. Simple Agreement for Future Tokens “SAFTs”)).

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XI.3	Appendix 3 – Gifts, Entertainment, Travel, and Charitable Contributions Policy Summary except Asia Pacific[8]

	Gifts (non-cash only)	Entertainment (including Meals)	Travel
Preclearance Threshold – Receipt of	USD 250 per calendar year per donor/company	USD 500 per occasion and USD 1,500 per calendar year per donor/company	Should not be accepted, with limited exceptions

Preclearance Threshold – Providing to	USD 250 per calendar year per person	USD 500 per occasion and USD 1,500 per calendar year per person	Requires Preclearance, with limited exceptions

Preclearance	Required from CCO via ComplySci to exceed these limits

ERISA Plans, Union Plans, and Government Entities

Preclearance: Required from CCO via ComplySci before any Staff Member may: receive or provide any Gifts, Entertainment (including meals), or Travel to an official, employee, or other representative of a US ERISA Plan, US labor union or Union Plan, or any Government Entity (e.g., federal, state, local, or foreign)

Firm-sponsored events involving a US ERISA Plan, US labor union or Union Plan, or Government Entity also require pre-approval by the CCO

Reporting	Gifts, Entertainment (including Meals), and Travel, regardless of value, must be reported within 30 calendar days; in ComplySci if received, or in either ComplySci or Concur if provided.

Charitable Contributions

Preclearance: Not required unless a Business-Related Charitable Contribution.

Business-Related Charitable Contributions include:

Those solicited by a Business Partner or Government Entity; or

Those made to an organization that is or is associated with a Business Partner or Government Entity

Reporting: All Business-Related Charitable Contributions must be reported within 30 calendar days of the donation in ComplySci

[8]

This Summary serves only to summarize key responsibilities of Staff Members under this policy and should not be considered a substitute for the full policy included herein. Refer to policy for further details. Asia Pacific Staff Members should refer to details under Asia G&E Supplement (January 2026), which is a separate document.

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XI.4	Appendix 4 – Guidelines for Staff Members and Their Family Members to Seek Preclearance to Transact in Shares of HPIF

Guidelines for Staff Members and Their Family Members

To Seek Preclearance to Transact in Shares of HPIF

Staff Members and their Family Members are permitted to submit requests to trade (i.e., subscribe, purchase, convert, transfer, or participate in a tender offer or share repurchase) in HPIF shares subject to meeting all applicable regulatory requirements and conditions set forth herein, in the HPIF prospectus, and in the account opening form (altogether, the “Trading Requirements”).

These Guidelines contain four sections:

1.	Process to preclear subscriptions of HPIF shares

2.	Process to preclear participating in a tender offer of HPIF shares

3.	Special requirements for Fund Insiders of HPIF

4.	Provisions applicable to all requests to preclear transactions in HPIF shares

1. Process to preclear subscriptions of HPIF shares:

Before subscribing, purchasing or acquiring HPIF shares (directly or indirectly, and including additional purchases), Staff Members and their Family Members must comply with the following preclearance requirements:

A.) A preclearance request to trade in HPIF shares must be submitted via ComplySci. Preclearance must be submitted by selecting the “Preclear” tab within ComplySci, and then selecting “HPIF” and completing and submitting the form;

B.) Staff Members and their Family Members will be required to (i) complete an attestation as part of their ComplySci preclearance request and (ii) provide, upon request, evidence of their compliance with the Trading Requirements, as applicable;

C.) If the relevant trade preclearance request has been approved by Compliance via ComplySci, Staff Members and their Family Members are only permitted to execute the approved trade during the Approved Trade Window for Subscribing. As used herein, the term “Approved Trade Window for Subscribing” means the HPIF subscription period that next occurs after 90 calendar days have passed since the approval by Compliance. For example, a subscription trade preclearance request approved by Compliance on May 10th must be executed during the HPIF subscription window that next begins after August 8th;

D.) Staff Members and their Family Members are responsible for (a) submitting applicable subscription agreements or other trade documents, and (b) providing whatever documents or evidence are required to meet the applicable investor standard, to the HPIF transfer agent and/or appropriate recipient in advance of the applicable dealing deadline following the approval of the relevant trade preclearance requests by Compliance, in order to complete the trade within the Approved Trade Window for Subscribing;

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E.) Staff Members and their Family Members are required to use the Subscribe platform for all HPIF subscriptions; and

F.) Any Staff Member wishing to rely on the Knowledgeable Employee definition in order to satisfy the qualified client standards must, promptly after the approval of their preclearance request, complete the HPIF Knowledgeable Employee Questionnaire and submit it to Compliance by emailing it to Ethics@Harbourvest.com. Compliance will then notify the Staff Member of its determination.

Within 10 days of receipt, Staff Members must provide Compliance with a copy of the trade confirmation or statement which reflects the details of their and/or their Family Member’s HPIF transaction by uploading and adding such confirmation or statement into the original preclearance request in ComplySci.

Once a Staff Member or Family Member holds shares of HPIF by having transacted in accordance with these Guidelines, there is no need to preclear transactions which are dividend reinvestments or the receipt of cash dividends issued by HPIF based on holding such shares. However, for the avoidance of doubt, all future subscriptions after the initial subscription must follow the requirements above.

2. Process to preclear participating in a tender offer of HPIF shares:

Please refer to the HPIF prospectus for the specifics of how HPIF expects to conduct its operations, including with regard to quarterly tender offers (also referred to as share repurchases).

Before selling, participating in a tender offer, or otherwise disposing of HPIF shares (directly or indirectly), Staff Members and their Family Members must comply with the following preclearance requirements:

A.) A preclearance request to trade in HPIF shares must be submitted via ComplySci. Preclearance must be submitted by selecting the “Preclear” tab within ComplySci, and then selecting “HPIF” and completing and submitting the form;

B.) Staff Members and their Family Members will be required to (i) complete an attestation as part of their ComplySci preclearance request and (ii) provide, upon request, evidence of their compliance with the Trading Requirements, as applicable;

C.) If the relevant trade preclearance request has been approved by Compliance via ComplySci, Staff Members and their Family Members are only permitted to participate in the HPIF tender offer process during the Approved Trade Window for Tender Offers. As used herein, the term “Approved Trade Window for Tender Offers” means the HPIF quarterly tender offer window that next occurs after 90 calendar days have passed since the date on which Compliance provided its approval of the preclearance request. For example, a trade that corresponds to a

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preclearance request to participate in a tender offer that is approved by Compliance on April 15th must be executed during the HPIF tender offer window that next occurs after July 14th. In the event that the HPIF Board does not approve a tender offer process for a given quarter, then the Approved Trade Window for Tender Offers will mean the HPIF quarterly tender offer period that next occurs thereafter (i.e., after 6 months have passed since the date on which Compliance provided its approval of the preclearance request); and

D.) Staff Members and their Family Members are responsible for (a) submitting applicable agreements or other trade documents, and (b) providing whatever documents or evidence are required to meet the applicable requirements, to the HPIF transfer agent and/or appropriate recipient in advance of the applicable dealing deadline following the approval of the relevant trade requests by Compliance, in order to complete the trade within the Approved Trade Window for Tender Offers.

Within 10 days of receipt, Staff Members must provide Compliance with a copy of the trade confirmation or statement which reflects the details of their and/or their Family Member’s HPIF transaction by uploading and adding such confirmation or statement into the original preclearance request in ComplySci.

3. Special requirements for Fund Insiders of HPIF:

Staff Members who are Fund Insiders (as defined in the Global Code) of HPIF must also immediately notify Compliance (by email at Ethics@harbourvest.com) after the completion of a transaction in HPIF shares (including transactions that were approved via preclearance) and provide the following information:

•	The nature of the transaction (i.e., purchase or sale of HPIF shares);

•	The number of HPIF shares involved in the transaction;

•	The execution date or dates of the transaction;

•	The price at which each block of HPIF shares were purchased or sold; and

•	The names of parties involved in the transaction in addition to the Fund Insider.

For purposes of clarity, providing the above information does not excuse Fund Insiders from having to report transactions in HPIF (as a Reportable Security in a Reportable Account) on a quarterly basis.

4. Provisions applicable to all requests to preclear transactions in HPIF shares:

The above preclearance requirements apply to subscriptions, conversions, transfers, tender offers, and share repurchases. If the trade request preclearance is not approved by Compliance, the Staff Member and/or Family Member must not submit their trade documents or otherwise attempt to trade.

The approval of a preclearance request by Compliance does not necessarily mean that a trade request will be approved or accepted by HPIF or its transfer agent or other service providers.

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It is the Staff Member’s responsibility to ensure that an approved trade is submitted and executed within the applicable Approved Trade Window. If for any reason a Staff Member’s or Family Member’s trade is not completed within the applicable Approved Trade Window, they must submit a new preclearance request (which restarts the waiting period) before again attempting to transact in HPIF shares. Any questions about the applicable Approved Trade Window should be directed to Compliance at Ethics@harbourvest.com.

A preclearance request to transact in HPIF shares may not be changed or revised after it has been approved by Compliance. If you wish to change or revise any such preclearance request, you must cancel the prior preclearance request and submit a new preclearance request (which restarts the 90-day waiting period). Note that repeated cancellation of preclearance requests or failing to transact as precleared will not be tolerated. Any failure to transact as originally precleared will be considered by Compliance when subsequent preclearance requests are submitted and may be grounds to deny such subsequent preclearance requests.

Please note that, given the 90-day waiting periods for subscriptions and tender offers for HPIF shares, Staff Members and/or Family Members may be locking up these investment assets for at least 6 months if not longer.

Compliance is not conducting a suitability assessment or otherwise determining a Staff Member’s or Family Member’s qualification for investing in HPIF.

Nothing in these Guidelines is an offer to sell securities issued by HPIF. Please speak with your financial advisor for important information regarding any potential investment in HPIF.

For purposes of clarity, note that HPIF is considered a Reportable Security under the Global Code and, as such, accounts holding HPIF shares are Reportable Accounts. Staff Members are reminded of the requirement under the Global Code to report transactions in Reportable Securities in Reportable Accounts on a quarterly basis in ComplySci.

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Recent Amendment History

Prepared By	Approved By	Revision Effective Date	Notes
Adam Freedman, CCO	Adam Freedman, CCO	January 2025	Annual revisions and updates
Matthew Walker	Adam Freedman, CCO	April 2025	Non-material edits and revisions
Matthew Walker	Adam Freedman, CCO	January 2026	Annual revisions and updates
Matthew Walker	Adam Freedman, CCO	May 2026	Revisions and updates

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